SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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CAMCO FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

________________________________________________________________
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CAMCO FINANCIAL CORPORATION
814 Wheeling Avenue
Cambridge, Ohio 43725
(740) 435-2020

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2010 Annual Meeting of Stockholders of Camco Financial Corporation (“Camco”) will be held at the Cambridge County Club, 60755 Southgate Road, Byesville, Ohio 43723, on May 25, 2010, at 3:00 p.m., local time (the “Annual Meeting”), for the following purposes:

1.	To re-elect three directors of Camco for terms expiring in 2013;

2.	To approve the 2010 Camco Equity Plan;

3.	To ratify the selection of Plante & Moran, PLLC, as our independent public registered accounting firm for the 2010 fiscal year; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only Camco stockholders of record at the close of business on April 9, 2010, will be entitled to vote at the Annual Meeting and at any adjournments thereof.  Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying proxy statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD OR VOTE OVER THE INTERNET OR BY TELEPHONE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED.  Giving a proxy does not affect your right to vote in person in the event you attend the Annual Meeting. You have the option to revoke your proxy at any time prior to the Annual Meeting regardless of your voting method, or to vote your shares personally on request if you attend the meeting.

By Order of the Board of Directors

/s/ Sharon K. Chorey

April 12, 2010	Sharon K. Chorey, Asst. Corporate Secretary

CAMCO FINANCIAL CORPORATION
814 Wheeling Avenue
Cambridge, Ohio  43725
(740) 435-2020

PROXY STATEMENT

PROXIES

The Board of Directors of Camco Financial Corporation (“Camco”) is soliciting proxies in the form accompanying this Proxy Statement for use at the 2010 Annual Meeting of Stockholders of Camco to be held at the Cambridge County Club, 60755 Southgate Road, Byesville, Ohio 43723, on May 25, 2010, at 3:00 p.m., local time, and at any adjournments thereof (the “Annual Meeting”).  Only stockholders of record as of the close of business on April 9, 2010 (the “Voting Record Date”), are entitled to vote at the Annual Meeting.  Each such stockholder will be entitled to cast one vote for each share owned.  As of the Voting Record Date, there were 7,205,595 votes entitled to be cast at the Annual Meeting.

Each properly executed proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted:

FOR the re-election of Terry A. Feick, Edward D. Goodyear, and J. Timothy Young, as directors of Camco for terms expiring in 2013;

FOR the approval of the Camco Financial Corporation 2010 Equity Plan (the “2010 Equity Plan”); and

FOR the ratification of Plante & Moran, PLLC ("Plante Moran") as our independent registered public accounting firm for the 2010 fiscal year.

The directors, officers and other employees of Camco may solicit proxies in person or by telephone or mail only for use at the Annual Meeting.  The cost of soliciting proxies will be borne by Camco.  Proxies may be revoked by (a) delivering a written notice expressly revoking the proxy to the Secretary of Camco at the above address prior to the Annual Meeting, (b) delivering a later dated proxy to Camco at the above address prior to the Annual Meeting, or (c) attending the Annual Meeting and voting in person.

This Proxy Statement is first being mailed to stockholders of Camco on or about April 19, 2010.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 25, 2010

           This Proxy Statement, the Form 10-K for the year ended December 31, 2009 and the 2009 Annual Report to Stockholders are available at www.cfpproxy.com/3852.

VOTE INFORMATION
Who can vote at the Annual Meeting?

Only holders of common shares of record at the close of business on the Voting Record Date are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on the Voting Record Date, there were 7,205,595 common shares outstanding and entitled to vote. The common shares are the only shares entitled to vote at the Annual Meeting.
Each holder of common shares is entitled to one vote for each common share held on the Voting Record Date.

How do I vote?

If you are a stockholder of record (that is, if your common shares are registered with Camco in your own name), your common shares may be voted by one of the following methods:
•	by returning the enclosed proxy card;
•	by submitting a proxy by telephone;
•	by submitting a proxy over the Internet; or
•	in person at the Annual Meeting.

If your common shares are registered in the name of a broker, a financial institution or other nominee (i.e., you hold your common shares in “street name”), your nominee may be participating in a program that allows you to submit voting instructions by telephone or via the Internet.

Submitting a Proxy Card.   You may submit a proxy by completing the enclosed proxy card as instructed and either mailing it back in the envelope provided or bringing it with you to the Annual Meeting.

Submitting a Proxy by Telephone or via the Internet. If you are a stockholder of record of Camco, you may submit a proxy by telephone by following the instructions included with your proxy card. The last-dated proxy you submit (by any means) will supersede any previously submitted proxy. Also, if you submit a proxy by telephone and later decide to attend the Annual Meeting, you may revoke your previously submitted proxy and vote in person at the Annual Meeting.  The deadline for submitting a proxy by telephone as a shareholder of record is 3:00 a.m. on May 25, 2010.

Voting in Person. If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

Submitting Voting Instructions for Common Shares held in Street Name. If you hold your common shares in “street name” and your nominee participates in a program that allows you to submit voting instructions by telephone or via the Internet, the form your nominee sent you will provide details for submitting your voting instructions by telephone or via the Internet. Please consult the form provided by your nominee for information about the deadline for submitting your voting instructions by telephone or via the Internet.

If you hold your common shares in “street name” through a broker, a financial institution or another nominee, then that nominee is considered the stockholder of record for voting purposes and should give you instructions for voting your common shares. As a beneficial owner, you have the right to direct that nominee how to vote the common shares held in your account. Your nominee may only vote the common shares of Camco that your nominee holds for you in accordance with your instructions.

If you hold your common shares in “street name” and wish to attend the Annual Meeting and vote in person, you must bring an account statement or letter from your broker, financial institution or other nominee authorizing you to vote on behalf of such nominee. The account statement or letter must show that you were the direct or indirect beneficial owner of the common shares on the  Voting Record Date.

How will my common shares be voted?

Those common shares represented by a properly executed proxy card that is received prior to the Annual Meeting or by properly authenticated telephone or Internet votes that are submitted prior to the deadline for doing so, and not subsequently revoked, will be voted in accordance with your instructions. If you submit a valid proxy card prior to the Annual Meeting, or timely submit your proxy by telephone or Internet, but do not complete the voting instructions, your proxy will vote your common shares as recommended by the Board of Directors, except in the case of broker non-votes where applicable, as follows:

•	“FOR” the re-election as Camco’s nominees identified below under the heading “PROPOSAL 1 — ELECTION OF DIRECTORS”;
•	“FOR” the approval of the 2010 Equity Plan; and
•	“FOR” the ratification of the appointment of Plante Moran, LLP as Camco’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

How do I change or revoke my proxy?

Stockholders who submit proxies retain the right to revoke them at any time before they are exercised at the Annual Meeting. Unless revoked, the common shares represented by such proxies will be voted at the Annual Meeting and any adjournment thereof. You may revoke your proxy at any time before it is actually exercised at the Annual Meeting by giving notice of revocation to Camco in writing, by using the toll-free telephone number or Internet site stated on the proxy card prior to the deadline for transmitting proxies by telephone or Internet, or by attending the Annual Meeting and giving notice of revocation in person. The last-dated proxy you submit (by any means) will supersede any previously submitted proxy. If you hold your common shares in “street name” and instructed your broker, financial institution or other nominee to vote your common shares and you would like to revoke or change your vote, then you must follow the instructions of your nominee.

If I vote in advance, can I still attend the Annual Meeting?

Yes. You are encouraged to vote promptly, by returning your signed proxy card by mail or by submitting your proxy by telephone or Internet, so that your common shares will be represented at the Annual Meeting. However, appointing a proxy does not affect your right to attend the Annual Meeting.

What constitutes a quorum?

Under Camco’s Bylaws, a quorum is a majority of the voting shares of Camco then outstanding and entitled to vote at the Annual Meeting. The common shares are the only shares of Company’s capital stock entitled to vote at the Annual Meeting. Common shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum. There were 7,205,595 common shares outstanding and entitled to vote on the Voting Record Date. A majority of the outstanding common shares, or 3,602,798 common shares, present in person or represented by proxy, will constitute a quorum. A quorum must exist to conduct business at the Annual Meeting.

VOTE REQUIRED
Election of Directors

Under Delaware law and Camco’s Bylaws, the three nominees receiving the greatest number of votes will be elected as directors.  Abstentions, shares not voted by brokers, and votes withheld are not counted toward the election of directors.  Stockholders are not permitted to cumulate votes in the election of directors. If the enclosed proxy card is signed and dated, but no vote is specified, the shares held by such stockholder will be voted FOR the three nominees, unless the proxy is considered a broker non-vote. Broker non-votes will count towards a quorum, but will not count toward the election of directors.

Approval of 2010 Equity Plan

The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting is necessary to approve the 2010 Equity Plan.  The effect of an abstention or of the failure to vote shares held by a nominee for a beneficial owner which are present in person or by proxy is the same as a vote against the 2010 Equity Plan.  If the enclosed proxy card is signed and dated, but no vote is specified, the shares held by such stockholder will be voted FOR the 2010 Equity Plan, unless the proxy represents a broker non-vote. Broker non-votes will be counted as a vote against the 2010 Equity Plan.

Ratification of Selection of Auditors

The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting is necessary to ratify the selection of Plante & Moran, PLLC as the auditors of Camco for the current fiscal year.  The effect of an abstention with respect to the ratification of the selection of  auditors is the same as a vote against ratification.  If the accompanying Proxy is signed and dated by the  stockholder but no vote is specified thereon, the shares held by the stockholder will be voted FOR the ratification of the selection of Plante Moran as auditors and will not be considered non-votes.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Board of Directors proposes the re-election of the following persons to terms that will expire in 2013:

Name	Age	Position(s) held	Director Since
Terry A. Feick	60	Director	2000
Edward D. Goodyear	62	Director	2006
J. Timothy Young	63	Director	2005

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL THREE NOMINEES LISTED ABOVE.

Terry A. Feick retired as the Superintendent of Schools for the Washington Court House City Schools in December 2001, a position he had held since 1991. Mr. Feick was interim Principal at Belle Aire School in Washington Court House from August 2007 through December 2008. Mr. Feick supervised overall operations of a school district with 2,400 students and approximately 350 employees with an operating budget of $20.0 million.  Further, Mr. Feick’s community connections enable the Board to better serve its constituencies. Additionally, Mr. Feick served on the Board of Directors for First Federal in Washington Court House., a predecessor to Advantage Bank, beginning in 1993 and served as the Board Chair during 1999 and 2000. Mr. Feick’s leadership and quality insights have allowed him to help guide Camco in his role as a director.

Edward D. Goodyear is a Certified Public Accountant and retired in October 2008 as the Treasurer of The Dispatch Printing Company, publisher of the Columbus Dispatch, Columbus, Ohio, a position he had held since 1999. He is a self-employed consultant providing farm management services with offices in London, Ohio. Mr. Goodyear previously served as a director of Citizens Bank of London from 1984-2004, and was Chairman of their Audit Committee. His extensive financial experience and expertise and background both through his business experience and his professional certifications are invaluable as chairman of the Audit and Risk Committee.  He provides valuable financial guidance to the Board in evaluating Camco’s performance, both historical and future.

J. Timothy Young, a Certified Financial Planner, is the Senior Vice President of Hamilton Capital Management, Inc, Columbus, Ohio, a position he has held since 2003. From 2000 to 2003, Mr. Young was self-employed as an attorney and consultant representing individuals and businesses. Mr. Young’s experience managing segments of business operations and  advising companies on strategic financial issues, allow him to provide an important perspective and structured operational experience to the Board.

In accordance with Section 3.13 of the Bylaws, nominees for election as directors may be proposed only by the directors or by a stockholder.  Camco’s Corporate Governance and Nominating Committee recommended to Camco’s Board of Directors this year’s director nominees.  The Corporate Governance and Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, having business experience, and exhibiting high moral character. Additionally, the Board takes into consideration; geographic identity in areas served by Camco’s banking divisions and the willingness to represent Camco in a member’s community so as to develop  business opportunities.  The Committee wants to ensure that each member will have access to and contacts with key business groups, communities, and individuals and is willing to and has financial wherewithal to own the requisite shares of Camco stock in accordance with the Corporate Governance and Nominating Policy.  The Board strives to represent a mix of members who enhance the diversity of knowledge, background, skills and experiences on the Board.   However, the committee retains the right to modify these minimum qualifications from time to time.  The committee has a general process for choosing nominees, which process considers both incumbent directors and new candidates.  In evaluating an incumbent director whose term of office is set to expire, the committee reviews such director’s overall service to Camco during his or her term, including the number of meetings attended, level of participation, quality of performance and any transactions of such director with Camco during his or her term.  If the committee chooses to evaluate new director candidates, the committee uses its network of contacts to compile a list of potential candidates.  Then, the committee determines whether such candidates are independent, which determination is based upon applicable securities laws, the rules and regulations of the Securities and Exchange Commission, Nasdaq rules and the advice of counsel, if necessary.  Finally, the Committee meets to discuss and consider all candidates’ qualifications and then chooses the candidates.

           The Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders, provided that the stockholder is entitled to vote for directors and has submitted a written nomination to the Secretary of Camco by the 60th day before the first anniversary of the most recent annual meeting of stockholders held for the election of directors.  Each written nomination must state the name, age, business and residence address of the nominee, the principal occupation or employment of the nominee, the number of each class of shares of Camco owned either beneficially or of record by each such nominee and the length of time such shares have been owned.  The Corporate Governance and Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, when evaluating a candidate who was recommended by a stockholder. To date, Camco has not received a stockholder nominee for director for this Annual Meeting.

Camco has not implemented a formal policy regarding director attendance at the annual meeting of stockholders. Typically, the Board of Directors holds a meeting immediately prior to the annual meeting of stockholders, which results in most directors being able to attend the annual meeting.  In 2009, all directors except Messrs. Miller and Mock attended the annual meeting of stockholders.

INCUMBENT DIRECTORS

The following directors will continue to serve after the Annual Meeting for the terms indicated:

Name	Age	Position(s) held	Director Since	Term Expires
Andrew S. Dix	37	Director	2007	2011
James E. Huston	47	Chairman, CEO, and President	2008	2012
Paul D. Leake	69	Director	1996	2012
Carson K. Miller	64	Director	2002	2011
Douglas F. Mock	54	Director	2005	2012
Jeffrey T. Tucker	52	Lead Independent Director	1988	2011

Andrew S. Dix is the publisher of The Daily Jeffersonian in Cambridge, Ohio.  Prior to joining The Daily Jeffersonian in 2006, he was the Advertising Director for The Alliance Review from 1998 to 2006. Mr. Dix was appointed to the Board of Directors in December 2007 to fill a vacancy created when the Board increased the number of directors. As a resident of New Concord, Ohio and publisher of the local newspaper, Mr. Dix brings valuable leadership and management skills to the Board as well as providing key relationships to and insights about Camco’s market areas.

James E. Huston was named Chief Executive Officer, President and Chairman of the Board on December 31, 2008.  Mr. Huston worked as an independent consultant for financial institutions since July 2006, including for Camco since September 2008.  From February 2006 until July 2006, Mr. Huston served as the interim Chief Financial Officer for the Federal Home Loan Bank of Des Moines.  Mr. Huston was employed by First Consumers National Bank in Portland, Oregon, from November 2001 until November 2005, serving as the Chief Executive Officer from March 2002 until November 2005.  Mr. Huston served as Executive Vice President and Chief Financial Officer of Aames Financial Corporation, Los Angeles, California, from August 2000 to November 2001.  He was employed by Bank One Corporation, Columbus, Ohio from 1992 to 2000 where he held several executive positions, including Senior Vice President and Chief Financial Officer, Bank One Consumer Financial Services from May 1997 to August 2000. Mr. Huston’s role as President and Chief Executive Officer of Camco provides him with intimate knowledge of the organization and its operations through his day-to-day management.  In addition, Mr. Huston has served as an independent consultant, CFO, CEO, and EVP at different financial institutions.  His extensive experience and banking knowledge allow him to provide valuable perspective to the Board of Directors in the areas of finance, audit, accounting, regulatory and strategic and issues relating to all aspects of Camco’s business.

Paul D. Leake retired in June 2001 as the President and Chief Executive Officer of First Bank for Savings, in Ashland, Kentucky, a position he had held since 1976. Since 2008, he has been employed as a real estate agent with Ross Realty in Ashland, Kentucky. Mr. Leake’s 33 years of banking experience and his previous position as the President and CEO of the First Federal Bank for Savings, Ashland, Kentucky, a predecessor to Advantage Bank, provide significant value to the collective knowledge of Camco’s Board of Directors.  In addition, Mr. Leake’s service as a director of Camco for 14 years allows him to provide valuable perspective to the Board in the areas of lending and general financial knowledge relevant to the financial industry.

Carson K. Miller is the owner of Carson K. Miller Rare Coins & Currency, an Internet-based business.  Dr. Miller retired in 2002 as the President of Washington State Community College in Marietta, Ohio, a position he had held since 1985.   As a University President, Mr. Miller expanded the school enrollment both in number of students and in majors.  He was also able to attract key faculty and has vast experience in recruiting and retaining professional staff.  This experience provides valuable executive leadership and decision making skills to the Board.

Douglas F. Mock is president of Mock Woodworking Co. and The March Company, Zanesville, Ohio, positions he has held since 1983 and 2003, respectively. Mr. Mock has 30 years experience in managing and operating businesses.  He has brought those leadership skills to Camco and provides perspective to the Board on business and management matters.

Jeffrey T. Tucker is a Certified Public Accountant of the accounting firm Tucker & Tucker CPAs, LLC, Cambridge Ohio, a position he has held since 1984.  Mr. Tucker was named Lead Director in February 2009. Mr. Tucker brings significant financial expertise and business knowledge to the Camco Board of Directors, both through his business experience and his professional certifications.  His extensive financial experience and background are also invaluable as lead director and chairman of the Corporate Governance Committee.

           The members of the Board of Advantage Bank, each of whom is also a director of Camco, entered into a consent agreement (“Consent Order”) with the Federal Deposit Insurance Corporation (“FDIC”) and the State of Ohio, Division of Financial Institutions (“Ohio Division”) that provided for the issuance of an order by the FDIC and the Ohio Division, which order was executed by the FDIC and Ohio Division on July 31, 2009.  While neither Advantage Bank nor its officers or directors admitted or denied any wrongdoing, each of the Camco directors is a party to the Consent Order.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Board Leadership Structure

Under the current structure, the Chief Executive Officer also serves as the chairperson of Camco.  The Board believes this arrangement is optimal because of the level of involvement and knowledge that the Chief Executive Officer possesses.  Through his dual role, Mr. Huston is able to effectively lead Board discussions and meetings, and keep the independent directors well-informed of the current operations of Camco.  The Board also recognizes its duty to provide oversight to management and has created the position of Lead Independent Director.  As the Lead Independent Director, Mr. Tucker has the following additional responsibilities:

•
Advise the Chair as to an appropriate schedule of Board meetings, seeking to ensure that the independent directors can perform their duties responsibly while not unduly interfering with the flow of Camco operations.

•	Provide the Chair with input regarding the agenda for Board meetings and represent independent directors in pre-Board meeting reviews.

•
Advise the Chair regarding the quality, quantity and timeliness of the flow of information from Camco management that is necessary for the independent directors to effectively and responsibly perform their duties; recognizing that management is responsible for the preparation of materials for the Board, the Lead Independent Director may specifically request the inclusion of certain material.

•	As necessary and appropriate, recommend to the Chair the retention of consultants who report directly to the Board.

•
Coordinate and develop the agenda for, and preside at, executive sessions of the Board’s independent directors; act as principal liaison between the independent directors and the Board Chair on sensitive issues.

•
Evaluate annually, with input from all members and in coordination with the Compensation Committee, the CEO’s performance, including an annual meeting with the CEO to discuss the Board’s evaluation and report to the Board; conduct a semi-annual evaluation update and report to the Board.

•	Confer with the Chair regarding the selection of Committee Chairs and members.

BOARD MEETINGS, COMMITTEES, RISK OVERSIGHT AND COMPENSATION OF DIRECTORS

The Board of Directors of Camco met five times for regularly scheduled meetings and one time for a special meeting during the year ended December 31, 2009.  Each director attended at least 75% of the aggregate of the total number of the Board of Directors’ meetings and the total number of meetings held by committees on which such director served during 2009.  The Board has determined that each director is independent under Rule 5605(a)(2) of Nasdaq’s listing standards, except Mr. Huston.

Compensation Committee

The Board of Directors of Camco has a Compensation Committee whose 2009 members were Messrs. Feick, Mock and Miller and 2010 members are Messrs. Dix, Feick, Mock and Miller. The Compensation Committee reviews and approves the compensation of the Named Executive Officers (except for the Chief Executive Officer, whose compensation is approved by the full Board of Directors) and reviews performance appraisals for the Named Executive Officers, other than the Chief Executive Officer.  The Compensation Committee’s other responsibilities include recommending the compensation to be paid to directors of Camco and its subsidiaries each year.

The Compensation Committee has historically engaged a compensation consultant to provide input on executive compensation issues.  In 2009, rather than engage a consultant to provide data on executive compensation issues, Camco’s Human Resource department provided data to the Compensation Committee.

The Compensation Committee frequently requests the Chief Executive Officer be present at Committee meetings to discuss Camco’s performance and the performance of individual executives.  Occasionally, other executives may attend a Committee meeting to provide other information.  Executives in attendance may provide their insights and suggestions, but only Compensation Committee members may vote on decisions regarding executive compensation.  The Committee meets in executive session to discuss matters related to the performance and compensation of the Chief Executive Officer.  The Compensation Committee met six times during 2009.

Each of the members of the Compensation Committee is “independent” within the meaning of the listing standards of the Nasdaq, is a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986.

Audit and Risk Management Committee

The Board of Directors of Camco has an Audit and Risk Management Committee whose 2009 and 2010 members are Messrs. Dix, Goodyear and Young.  The Board of Directors has determined that Mr. Goodyear qualifies as an audit committee financial expert and is independent.  The Audit and Risk Management Committee’s responsibilities include selecting an independent registered public accounting firm to audit Camco and its subsidiaries, overseeing the audit of Camco’s financial statements, and evaluating the accounting firm’s performance.  A more detailed description of the Audit Committee’s functions is set forth in its charter.  The Audit and Risk Management Committee met seven times during 2009.

Corporate Governance and Nominating Committee

The Board of Directors of Camco has a Corporate Governance and Nominating Committee whose 2009 and 2010 members are Messrs. Tucker, Feick and Young. The Corporate Governance and Nominating Committee provides a forum for independent directors to address issues of corporate governance, including the selection of nominees for director, and guides the Board in managing its affairs and operating in a manner that best serves Camco’s stockholders.  The Corporate Governance and Nominating Committee met four times during 2009.

Executive Committee

The Board of Directors of Camco has an Executive Committee whose 2009 and 2010 members were Messrs. Feick, Goodyear, Huston and Tucker.  The Executive Committee provides a forum for exercising the power and authority of the Board of Directors when the Board is not in session, subject to certain limitations.  The Executive Committee did not meet during 2009.

The Compensation, Audit and Risk Management, and Corporate Governance and Nominating Committees each operate pursuant to written charters, which are posted on Camco’s website at www.camcofinancial.com.

Role of the Board in Risk Oversight

The Board’s role in overseeing and managing Camco’s risk is performed primarily by the Audit and Risk Management Committee. The Committee contributes to managing Camco’s risk in consultation with the Chief Executive Officer by reviewing Camco’s risk management methodology and program, Camco’s risk assessment and steps taken to monitor and control areas of significant exposure. The Committee also reviews reports of risk monitoring activities prepared by the internal auditors and enterprise risk management committees, including results and management responses.

Director Compensation

During 2009, each non-employee director of Camco received a retainer of $5,000 for service on the Board of Camco and $1,000 for each Board meeting attended, with one paid absence per year.  Each director of Camco is also a director of Advantage Bank.  During 2009, each non-employee director received a retainer of $6,000 for service on the Board of Advantage Bank and $500 per Board meeting attended, with one paid absence per year.  The Lead Independent Director also receives an additional $3,000 per year paid semi-annually by each of Camco and Advantage Bank for additional duties performed.  In addition, non-employee directors received a fee of $300 for each scheduled committee meeting attended.  The chair of each committee received an additional fee of $200 or $300 per meeting.  Meeting fees are not paid for telephonic meetings.  Camco does not pay fees to directors who are also employees.

The total compensation paid to each non-employee director is set forth in the table below:

Name	Fees Earned Or Paid in Cash(1)
Mr. Dix	$25,400
Mr. Feick	26,900
Ms. Insley(2)	2,800
Mr. Leake	25,500
Mr. Miller	25,700
Mr. Mock	25,200
Mr. Tucker	32,600
Mr. Young	27,300
Mr. Goodyear	28,200

(1)
Each of the directors contributed at least a portion of his or her retainer fees received to the Director Deferred Compensation Plan.  These deferred fees were as follows: Mr. Dix - $25,400; Messrs. Goodyear, Leake, Tucker and Young - $11,500; Ms. Insley - $1,250; Mr. Feick - $16,800; Mr. Miller - $11,000; and Mr. Mock - $25,200. Deferred fees are invested in Camco stock that is purchased and held by the Director Deferred Compensation Plan.

(2)	Ms. Insley retired as a director in February 2009.

Director Stock Ownership Requirements

In accordance with Section 3.13 of the Bylaws, a director must own at least 1,000 shares of Camco’s stock during his or her first year of service on the Board.  The Board believes that each director who has served on the Board for at least five years should, at a minimum, own 5,000 shares of Camco stock or have invested $75,000 in Camco stock, and maintain this minimum investment throughout his or her service on the Board.

EXECUTIVE OFFICERS

The following information is supplied for certain executive officers of Camco and Advantage Bank who do not serve on Camco’s Board of Directors.

James E. Brooks, 37 years, has served as the Senior Vice President, Chief Financial Officer and Treasurer of Camco and Advantage Bank since January 14, 2009.   Mr. Brooks joined Camco in December 2007 as its Chief Audit Officer.  Previously he served from December 2006 through December 2007 as the Risk Manager for JPMorganChase Global Finance in Columbus, Ohio, as well as Audit Officer in JPMorgan Chase’s Corporate Audit department from November 2004 through December 2006.  Other prior experience in Mr. Brooks’ 16 year banking career includes Bank Controller of United Midwest Savings Bank in DeGraff, Ohio from April 2004 to November 2004 and with Bank One as Internal Audit Manager from November 2001 to April 2004.

David S. Caldwell, 47 years, has served as the Senior Vice President in charge of retail banking and financial services of Advantage Bank since December 2001.  From July 2001 through December 2001, Mr. Caldwell served as Division President of the Cambridge Division of Advantage Bank.  Mr. Caldwell joined Camco in September 2000 as President and Chief Executive Officer of Westwood Homestead Savings Bank in Cincinnati, Ohio.  Prior to joining Camco, Mr. Caldwell served for three years as a Senior Vice President of Central Carolina Bank & Trust, Durham, North Carolina.

Kristina K. Tipton, 45 years, has served as the Vice President, Principal Accounting Officer of Camco and Advantage Bank since May 2008.  Previously, Mrs. Tipton served as Vice President of Advantage Bank and the Corporate Controller of Camco Financial Corporation from January 2006 to May 2008.  Prior to January 2006, Mrs. Tipton served as AVP Corporate Controller, Assistant Corporate Controller, and was initially hired in July 1999 as Senior Staff Accountant.  Other prior accounting experience in Mrs. Tipton’s 23 years includes serving as Treasurer of Caldwell Savings & Loan and Accounting Assistant at Detroit Diesel Remanufacturing - East.

Edward A. Wright, 48 years, has served as the Senior Vice President in charge of operations and information services of Advantage Bank since May 2001.  Mr. Wright joined Cambridge Savings Bank in 1984 and served as Vice President and Chief Operating Officer of Cambridge Savings Bank from May 1998 until May 2001.

Laurence S. Christ, 55 years, has served as Senior Vice President in charge of credit services of Advantage Bank since April 2009.  Mr. Christ was with Merrill Lynch Commercial Finance Corporation in Chicago, Illinois from July 2006 through April 2009 as Director of Investment Real Estate Lending.  Previously he was Vice President, Chief Credit Officer (Central Ohio) for Fifth Third Bank in Columbus, Ohio from December 2001 through January 2006 and with Bank One in Columbus, Ohio from October, 1998 through November 2001 ending as Vice President, Credit Approval Officer.  He began his commercial banking career in 1982 with Texas Commerce Bank in Houston, Texas.

Troy D. Greenwalt, 44 years, has served as Senior Vice President in charge of commercial banking since March 2009.  Mr. Greenwalt has 22 years of banking experience that include retail management, operations, sales and training for consumer and commercial lending.  Previously to joining Advantage Bank Mr. Greenwalt was Vice President Director of Banking and Team Leader for Merrill Lynch from August 2006 until March 2009.  Other prior 11 years experience includes senior Vice President Assistant Marketing Manager and Vice President Senior Sales Executive with Huntington National Bank, Columbus, Ohio from January 1995 until July 2006.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes Camco’s compensation philosophy and policies for 2009 that applied to Camco’s Named Executive Officers (as defined in the Summary Compensation Table on page 17 below).  The CD&A explains the structure and rationale associated with each material element of the Named Executive Officers’ total compensation, and it provides important context for the more detailed disclosure tables and specific compensation amounts provided following the CD&A.

Compensation Philosophy and Objectives

The overall objective of the executive compensation program is to provide competitive levels of compensation that will attract and retain qualified executives and reward individual performance, initiative and achievement, while enhancing overall corporate performance and stockholder value. The program is designed to align senior management compensation with the goals of the Camco business plan by creating strong incentives to manage the business successfully from both a financial and operating perspective. The executive compensation program is structured to accomplish the following specific objectives:

•	Align the interests of management with the interests of the stockholders;
•	Retain key personnel critical to Camco’s long-term success;
•	Emphasize formula-based components, such as incentive plans, in order to better focus management efforts in its execution of the business plan;
•	Clearly motivate management by maintaining pay for performance as an integral component of the overall compensation program by utilizing incentive plans that emphasize corporate success; and
•	Maintain a corporate environment which encourages stability and a long-term focus for both Camco and its management.

Setting Executive Compensation

The Compensation Committee reviews and approves the compensation of the Named Executive Officers (except for the Chief Executive Officer, whose compensation is approved by the full Board of Directors) and reviews performance appraisals for the Named Executive Officers other than the Chief Executive Officer.  The Committee uses the performance appraisals completed by the Chief Executive Officer each year to assist in setting compensation.  In addition, the Compensation Committee frequently requests the Chief Executive Officer to be present at Committee meetings to discuss Camco’s performance and the performance of individual executives.  Occasionally, other executives may attend a Committee meeting to provide pertinent financial, business, operational or legal information.  Executives in attendance may provide their insights and suggestions, but only Compensation Committee members may vote on decisions regarding executive compensation. The Board of Directors meet in executive session to discuss matters related to the performance and compensation of the Chief Executive Officer.

Compensation Framework

Camco’s business consists primarily of the business of Advantage Bank.  The financial results of Camco are primarily a function of Advantage Bank’s achievement of its goals as set forth in its business plan.  Executives are compensated for their contribution to the achievement of these goals, which benefits the stockholders, customers, employees, and the communities in which Camco operates.

Executive compensation consists of the following components:

•	base salary,
•	performance-based incentive plan,
•	401(k) Salary Savings and Profit Sharing Plans,
•	executive retirement benefits, and
•	other compensation, including perquisites.
During 2009, Mr. Huston received 70% of his compensation from Advantage Bank and 30% from Camco, and Mr. Brooks received 60% of his compensation from Advantage Bank and 40% from Camco.  All other Named Executive Officers received all of their compensation from Advantage Bank.

Salary

Base salary forms the foundation of the compensation program as it represents income not at risk. The Committee believes that base salary should function as an anchor: large enough that the executive is comfortable remaining in Camco’s employ, but not so large as to conflict with the executive’s motivation to work diligently to increase stockholder value. An individual’s base salary is directly related to his or her position, job responsibilities, accountability, performance and past and potential contribution to Camco and its subsidiaries.

The Compensation Committee assesses each Named Executive Officer’s contribution to Camco, his or her skills and experience, and the on-going potential contribution of each Named Executive Officer.  Adjustments to compensation for each Named Executive Officer are then made through the annual Performance Assessment process, and considering corporate performance.  The Compensation Committee’s determinations are presented to the full Board of Directors.  The salary of each Named Executive Officer is set forth in the Summary Compensation Table on page 17.

Mr. Huston was hired on December 31, 2008.  The Board of Directors structured Mr. Huston’s compensation to recognize his vast experience in the  banking industry, while aligning the interests of Camco and its stockholders by linking a significant portion of his compensation to Camco’s future performance of increasing stockholder value.  In developing Mr. Huston’s compensation package, the Board consulted with Clark Consulting and Camco’s auditors and legal counsel to gain a better understanding of the careful balance being struck by other financial institutions between executive officers’ base salary and equity compensation in the challenging economy that developed during 2008.  The Board determined that in order to retain Mr. Huston, it must provide him with a reasonable base salary that would acknowledge the depth of his financial institution experience, his proven record of leadership and the crucial responsibilities and duties of a President and Chief Executive Officer.  The Board then determined that it was important to supplement Mr. Huston’s compensation package with stock options and restricted stock awards that would encourage the attainment of Camco’s long-term goals, including increasing stockholder value.  To further this philosophy, the Board decided to emphasize the attainment of the specific goals that Camco establishes each year for its cash and equity incentives, as described below.  Thus, the Board chose to increase Mr. Huston’s cash and equity incentive potential so as to focus his efforts on the performance goals that return value to the stockholders.  With all of these objectives in mind, the Board negotiated the terms of Mr. Huston’s employment agreement on an arms-length basis and determined that the final terms were fair and appropriate.

Mr. Brooks was promoted to Senior Vice President, Chief Financial Officer on January 14, 2009.  His salary was adjusted based on Camco’s established pay grade and salary for his new position.

The Compensation Committee determined as an outcome of the financial performance of Camco in 2008 that the base salaries of the Named Executive Officers would not be increased in 2009.

           On December 17, 2009, the full Board approved Mr. Huston’s salary for 2010, and the Compensation Committee approved the salaries for the other Named Executive Officers to be effective January 1, 2010.  The Compensation Committee and Board of Directors decided to increase the base salaries by 2% for  each Named Executive Officer for 2010.

2009 Performance-Based  Incentive Award Plan

Camco uses annual cash and equity incentives to focus attention on current strategic priorities and drive achievement of  corporate objectives.  Incentive plan awards for the Named Executive Officers are based on the achievement of corporate performance objectives which are established annually by Camco’s Compensation Committee and approved by the Board (excluding Mr. Huston).

On April 21, 2009, the Compensation Committee and the Board of Directors approved the 2009 Incentive Award Plan.  For everyone other than Mr. Huston, the award is paid 43% in cash and 57% in options to acquire Camco stock.

The Compensation Committee set specific threshold, target and maximum dollar amounts and weightings for each of the corporate goals, which are set forth below.  If the threshold is not met for a particular goal, no award will be paid for that goal.  For Messrs. Huston, Brooks and Caldwell, there is a discretionary amount that the Compensation Committee or full Board of Directors may award.  For Ms. Tipton, there is no discretionary amount, rather there are personal goals that she must meet.

The 2009 Plan goals and actual results are as follows:

Corporate Goals	Threshold	Target	Maximum	Goal Weighting	Actual Results	Goal Results
Pre-Tax Earnings	$ 250,000	$ 750,000	$ 1,250,000	30%	$(17,078,552)	-0-
Classified Assets + REO	80,000,000	75,000,000	70,000,000	30	58,743,226	30.0
Non-Performing Loans (Non-Accrual)	59,000,000	57,000,000	55,000,000	30	32,848175	30.0
Discretionary (Tipton– Personal Goals)	--	--	--	10		10.0
TOTAL				100%		70.0%

After evaluating Camco’s 2009 results, the Compensation Committee determined that the annual incentive objectives for 2009 were achieved at the 70.0% level.  The cash incentive award for each Named Executive Officer was calculated as follows:

Base Salary X Goal Results % X Maximum Incentive Potential % X 43% = Cash Incentive Award

The table below shows the maximum incentive award opportunity under the 2009 Plan, the actual incentive award earned, and each executive’s actual cash incentive award paid.

	Maximum	Maximum
	Incentive Award	Potential
	Potential, Percent	Cash Incentive	Cash Incentive
Executive	of Base Salary	Award	Award Earned
M Mr. Huston	150%	$442,500	$309,750
Mr. Brooks	60%	32,250	22,575
Mr. Caldwell	50%	30,982	21,687
Mr. Wright	50%	27,305	19,113
Mr. Greenwalt	50%	22,575	15,802
Ms. Tipton	30%	10,320	7,224

The equity awards under the 2009 Plan were based on the same goals and performance achieved as set forth above.  Camco does not have a formal written policy guiding the timing of equity grants.  However, stock options are typically granted in the first quarter of the next each year based on the prior year’s performance.  All options are issued with an exercise price equal to the fair market value of Camco’s stock on the date of grant, have a term of ten years, and vest at the rate of 20% on the date of grant and 20% on the anniversary of the date of grant for each of the next four years. The Compensation Committee has the exclusive authority to determine the timing and conditions of vesting.

 The value of the options awarded was  calculated as follows:

     Base Salary X Goal Result %  X Maximum Award Potential %  X  57% = $ Value of Option Award

Then, to determine the number of options granted to each individual, the dollar value of the option award is divided by the fair market value of Camco’s stock on the date of grant. The fair value of Camco’s stock on the date of grant is defined as the average of the closing bid and ask prices on that date. The result is the number of shares underlying the option to be awarded to the recipient. For 2009, the grants were as follows:

	Maximum	Maximum
	Incentive Award	Equity Potential
	Potential, Percent	Incentive	Value of Equity Incentive Award
Executive	of Base Salary	Award	Earned
M Mr. Huston	200%	$590,000	$413,000
Mr. Brooks	60%	42,750	29,925
Mr. Caldwell	50%	41,069	28,748
Mr. Wright	50%	36,195	25,337
Mr. Greenwalt	50%	29,925	20,948
Ms. Tipton	30%	13,680	9,576

Camco desires to motivate and reward executives relative to driving superior future performance, so Camco does not currently consider prior equity-based compensation gains as a factor in determining future compensation levels.

401(k) Salary Savings and Profit Sharing Plan

Camco matches the first 5% of each employee’s total 401(k) deferral as follows:  100% of the first 3% and 50% of the remaining 2%.  An employee is eligible to make elective deferrals and receive matching contributions immediately upon hire.  Camco’s matching contributions to the 401(k) Salary Savings Plan vest immediately.

Camco also provides a retirement profit sharing contribution to eligible employees’ 401(k) Salary Savings Plan accounts.  The profit sharing contribution is invested as follows:  50% in Camco common stock and 50% in funds selected by the employee. Each employee of Camco who has contributed one year of service or at least 1,000 hours will be eligible to receive a retirement profit sharing contribution to his or her 401(k) plan account subject to the following vesting schedule:

Years of Full-Time Employment	Percent Vested
1 year	0%
2 years	20%
3 years	40%
4 years	60%
5 years	80%
6 years	100%

The retirement profit sharing contribution is based on Camco’s return on average equity (ROAE) ratio for the calendar year.  ROAE is calculated by dividing Camco’s net earnings by average stockholders’ equity each calendar year. Profit sharing contributions are made into employee 401(k) accounts in any year in which the ROAE is 10% or more.  For plan years in which the ROAE is 10% or more, the following contribution schedule shall be followed:

ROAE	% of Annual Salary Contributed to Profit Sharing
10% to 10.99%	1%
11% to 11.99%	2%
12% to 12.99%	3%
13% to 13.99%	4%
14% to 14.99%	5%
15% to 15.99%	6%
16% to 16.99%	7%
17% to 17.99%	8%
18% to 18.99%	9%
19% to 19.99%	10%
20% and higher	11%

Profit sharing contributions were not made to employee accounts for 2009 because Camco’s ROAE was below the threshold of 10.00%

Executive Retirement Benefits

Mr. Huston, Mr. Caldwell and Mr. Wright have Salary Continuation Agreements, and no other Named Executive Officers have agreements at this time. Each of these agreements provide that upon termination of employment after the executive reaches age 65, he will receive a monthly payment for 15 years.  The plans provide for 180 monthly payments following retirement at age 65 and other benefits.  See the Employment and Change of Control Agreements discussion on page 20.

Messrs. Caldwell and Wright, Named Executive Officers, have entered into Executive Deferred Compensation Agreements.  Under these agreements, the executive may elect to defer annually a stated maximum amount of his salary until a specified date or until he is no longer employed by Camco.  See the Non-qualified Deferred Compensation Table and discussion on page 20.

Other Compensation

The Named Executive Officers are eligible to participate in Camco’s broad-based employee benefit plans, such as medical, disability and term life insurance programs.  Camco believes these benefits are reasonable and helps enable Camco to attract and retain employees for key positions.

Due to the geographic distance between Camco’s office locations, Camco determined it would be beneficial to provide certain Named Executive Officers either a company car or a car allowance.  Camco provides a company car for Messrs. Huston, Brooks, Greenwalt and Wright.  Camco provides a car allowance to Mr. Caldwell.  Camco also pays for country club dues for all Named Executive Officers, except for Mrs. Tipton, and paid for an additional club membership for Mr. Huston.

Flexible payment universal life insurance policies, which are carried on the books of Camco as tax-free earning assets and provide Camco with cost recovery of the benefit provided, have been purchased on the lives of certain employees, including Mr. Caldwell.  No other Named Executive Officer currently has such a policy.  Upon the death of Mr. Caldwell, his beneficiary will receive two times his base salary for the 12 months preceding the month in which he dies, up to a maximum of $300,000.  The current death benefit for Mr. Caldwell is $288,200.

Adjustment or Recovery of Awards

Camco has not adopted a formal policy or any employment agreement provisions that enable recovery, or “clawback,” of incentive awards in the event of misstated or restated financial results.  However, Section 304 of the Sarbanes-Oxley Act does provide some ability to recover incentive awards in certain circumstances.  If Camco is required to restate its financials due to noncompliance with any financial reporting requirements as a result of misconduct, the Chief Executive Officer and Chief Financial Officer must reimburse Camco for (1) any bonus or other incentive- or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of securities of Camco during those 12 months.

Tax and Accounting Considerations

Camco takes into account tax and accounting implications in the design of its compensation programs.  Under current accounting rules, Camco must expense the grant-date fair value of share-based awards.  The grant-date fair value of share-based award is amortized and expensed over the service period or vesting period of the grant.

Section 162(m) of the Internal Revenue Code places a limit on the tax deduction for compensation in excess of $1.0 million paid to the chief executive officer and four most highly compensated executive officers of a corporation in a taxable year.  All of the compensation Camco paid in 2009 to the Named Executive Officers is expected to be deductible under Section 162(m). The Compensation Committee retains the flexibility, however, to pay non-deductible compensation if it believes doing so is in the best interests of Camco.

Compensation Committee Interlocks and Insider Participation

During 2009, the Compensation Committee Members were Messrs. Feick, Mock and Miller.  None of these members was a current or former executive officer or employee of Camco or one of its subsidiaries or had a reportable business relationship with Camco or one of its subsidiaries.

COMPENSATION COMMITTEE REPORT

In performing its oversight role, the Compensation Committee has considered and discussed the Compensation Discussion and Analysis with executive management.  On April 12, 2010, the Compensation Committee recommended to the Board of Directors that the 2009 CD&A be included in this Proxy Statement.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

Terry Feick (Chair)
Carson Miller
Douglas Mock

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the compensation for the CEO, each person who served as the CFO during 2009, and to Camco’s other three most highly compensated executive officers who received total compensation in excess of $100,000 during 2009 for services rendered to Camco and its subsidiaries (the “Named Executive Officers”):

Name & Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
James E. Huston President, CEO and Chairman	2009 2008	295,000 1,135	125,000	109,500 -	309,750 -	- -	21,874 -	861,124 1,135
James E. Brooks(6) SVP, Chief Financial Officer, Treasurer	2009	125,000		5,250	22,575	-	16,499	169,324
Kristina K. Tipton Principal Accounting Officer	2009 2008	80,000 77,139		- 392	7,224 1,812	- -	3,200 3,086	90,424 82,037
David S. Caldwell SVP Retail Banking	2009 2008 2007	144,100 144,100 144,100		- 1,570 1,438	21,687 - -	36,324 34,232 29,688	16,765 16,139 15,866	218,876 196,041 191,092
Edward A. Wright SVP Advantage Bank	2009	127,000		-	19,114	19,412	8,731	174,257
Troy D. Greenwalt (7) SVP, Commercial Lending	2009	110,385		-	15,802	-	2,847	129,034

(1)
The amounts reflect the dollar amount recognized for financial statement reporting purposes. Assumptions used in the calculation of these amounts are discussed in “Note M – Benefit Plans - Stock Option Plans” to Camco’s audited financial statements for the fiscal year ended December 31, 2009, which are included in Camco’s Annual Report on Form 10-K for the same period.

(2)
The amounts reflect the dollar amount recognized for financial statement reporting purposes during the life of the option for the fair value of the award.   Assumptions used in the calculation of these amounts are discussed in “Note M – Benefit Plans - Stock Option Plans” to Camco’s audited financial statements for the fiscal year ended December 31, 2009, which are included in Camco’s Annual Report on Form 10-K for the same period.

(3)
The calculation of the cash portion of the 2009 performance-based incentive plan earned by the Named Executive Officers is set forth in the CD&A above.  The values represent the award earned in the respective fiscal year although it is paid in the early part of the following year.

(4)
Camco has Salary Continuation Agreements with Messrs. Wright and Caldwell.  The amounts listed reflect the 2009 change in the actuarial present value of the accumulated benefits under these agreements. Additional information on earnings on deferred compensation agreements is on page 20.

(5)	The amounts listed include the benefits and perquisites in the table following the footnotes.
(6)	Mr. Brooks was hired as Chief Financial Officer on January 14, 2009.
(7)	Mr. Greenwalt was hired on March 18, 2009.

Name	401(k) Matching Contribution	Car Allowance	Club Dues	Split Dollar Life Insurance	Total
James E. Huston	$11,846	$2,489	$7,539	-	$21,874
James E. Brooks	4,297	10,450	1,752	-	16,499
Kristina K. Tipton	3,200	-	-	-	3,200
David S. Caldwell	5,764	7,800	2,991	$ 210	16,765
Edward A. Wright	4,985	608	2,991	147	8,731
Troy D. Greenwalt	1,912	935	-	-	2,847

Grants of Plan-Based Awards

The following table summarizes each grant made to a Named Executive Officer during 2009:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stocks or Units	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value Of Stock and Option Awards
		#	#	$	$
James E. Huston	1/23/09	50,000 -	75,000 -	2.50	234,500
James E. Brooks	2/2/09		5,000 -	1.89	5,250

Mr. Huston’s awards were made in accordance with his Employment Agreement.  He was awarded 50,000 shares of restricted stock that vest in four equal installments, the first of which was on January 23, 2010.  Mr. Huston was also awarded 75,000 options to acquire Camco common stock.  The option award was immediately exercisable.

Mr. Brooks’ option award was made in conjunction with his promotion to Chief Financial Officer and was immediately exercisable.

Outstanding Equity Awards At Fiscal Year-End

The following table details unexercised stock option awards for the Named Executive Officers at December 31, 2009.

Option Awards					Stock Awards
Name	Number Of Securities Underlying Unexercised Options (#) Exercisable	Number Of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)
James E. Huston	75,000	-	$2.50	1/23/19	50,000 (2)	105,500
James E. Brooks	2,500	1,500	11.81	7/29/18
	5,000 (3)	-	1.89	2/2/19
David S. Caldwell	2,500	-	$9.75	09/28/10
	2,500	-	$11.36	11/20/11
	4,851	-	$16.13	01/22/13
	1,426	-	$17.17	01/27/14
	3,100	-	$16.51	01/27/15
	3,757	940	$14.10	02/01/16
	724	484	$12.35	01/23/17
	1,082	1,625	$8.92	01/22/18
Edward A. Wright	3,910	-	$16.13	01/22/13
	1,167	-	$17.17	01/22/14
	3,100	-	$16.51	01/27/15
	3,172	793	$14.10	01/27/16
	638	426	$12.35	02/01/17
	954	1,432	$8.92	01/23/18
Kristina K. Tipton	709	-	$16.13	01/22/13
	211	-	$17.17	01/27/14
	1000	-	$16.51	01/27/15
	2,340	585	$14.10	02/01/16
	177	119	$12.35	01/23/17
	270	407	$8.92	01/22/18

(1)	Unless otherwise noted, all grants are subject to four year service vesting (20% immediately, and 20% each of the following four years).

(2)	Shares granted subject to five year service vesting beginning in February 2010.

(3)	Options are immediately exercisable on grant date.

Pension Benefits

The following table details post-retirement pension benefit plans for certain of the Named Executive Officers who have salary continuation agreements with Camco.

Name	Plan Name	Present Value of Accumulated Benefit ($)
James E. Huston	Salary Continuation Agreement	60,000
David S. Caldwell	2002 Salary Continuation Agreement	187,408
Edward A. Wright	2002 Salary Continuation Agreement	102,227

Under the Salary Continuation Agreements, upon termination of employment after the Named Executive Officer reaches age 65, such Named Executive Officer will receive the following annual amounts, divided into 12 monthly payments, for 15 years: Mr. Huston - $20,000, Mr. Caldwell - $140,900, Mr. Wright - $66,600.  The normal retirement age is defined as age 65. The agreements also incorporate a vesting schedule and include provisions for early termination, termination for cause, disability, death, and change of control.  Refer to the post-termination narrative below for more detail.  The present value of the accumulated benefit for each officer is the accrual balance as of December 31, 2009.  The accrual balance under the 2002 Salary Continuation Agreements is determined using a discount rate of 6.00%.

Non-qualified Deferred Compensation

The following table summarizes contributions to and earnings on non-qualified deferred compensation plans:

Name	Executive Contributions in Fiscal 2009	Aggregate Balance at December 31, 2009
David S. Caldwell	-	165,226
Edward A. Wright	2,500	65,459

The only Named Executive Officers who have entered into an Executive Deferred Compensation Agreement under which he may elect to defer annually a stated maximum amount of his salary and cash incentives until a specified date or until he is no longer employed by Camco are Messrs. Caldwell and Wright.  The maximum annual amount of deferral permitted is as follows: Mr. Caldwell - $25,000 and Mr. Wright - $12,500  The interest accrued in 2009 on their individual plan account balance is provided in the table above.  Interest is credited on the deferral amounts at an annual rate equal to 75% of Camco’s ROAE rate for the preceding year, not to exceed an ROAE of 20%.  There was no interest credited for 2009 as Camco’s 2008 ROAE was negative.  Camco does not make any contributions to the executives’ deferred accounts and no withdrawals or distributions have been made from these accounts.

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

Camco entered into an employment agreement with Mr. Huston on December 31, 2008. The term of the Agreement provides for daily renewal so that the remaining unexpired term of the Agreement is always 24 months.  The term continues to renew until Camco gives Mr. Huston written notice of non-renewal.  Then, the employment term ends on the date that is 24 months after the notice, unless the parties agree that the employment term ends on an earlier date.  Each year through the employment term, the amount of Mr. Huston’s annual salary will be reviewed by the Board or a committee.  The agreement provides for a base salary of not less than $295,000 and a performance review not less often than annually. The agreement also provides for the inclusion of Mr. Huston in any formally established employee benefit, bonus, pension and profit-sharing plans for which senior management personnel are eligible and provides for vacation and sick leave.

Under the agreement, Mr. Huston is entitled to participate in Camco cash and equity incentive plans which provide for the payment of certain bonuses upon the achievement of corporate performance objectives.  His potential cash award will range from 0% to 150% of this base salary and he will be eligible to earn an equity award of options for shares equaling up to 200% of his base salary.  In accordance with the agreement, Camco and Mr. Huston entered into a salary continuation agreement that provides for a termination benefit of $20,000 per year for 15 years, which benefit vests over a five year period at 20% per year beginning on December 31, 2009.

Upon a termination of employment after a Change of Control (as defined in the agreement), Mr. Huston will be entitled to an amount equal to two times his “base amount” as such term is defined in Section 280G of the Internal Revenue Code, with an additional amount not to exceed .99 times the “base amount” that may be awarded at the discretion of the Camco Board.  This payment may be reduced under certain conditions described in the agreement.  In addition, upon a Change of Control, Mr. Huston will be entitled to continued health, life and disability insurance benefits until the earliest of 18 months or the date on which he is eligible to be included in another employer’s benefit plans.

If Camco terminates Mr. Huston for other than Just Cause (as defined in the agreement) and not in connection with a Change of Control, Camco will pay to Mr. Huston a lump sum equal to his then current annual salary for the number of months remaining in the agreement and provide him with health, life and disability insurance until the earliest of 18 months, the end of the term of the agreement or the date on which he is eligible to be included in another employer’s benefit plans.

During Mr. Huston’s employment and for a period of 24 months after his termination, Mr. Huston has agreed that he will not compete with Camco nor solicit any of its customers or employees.

During 2009, Camco had change of control agreements with Mr. Brooks, Mr. Caldwell, Mr. Greenwalt, Mr. Wright and Mrs. Tipton. Each agreement is for a term of one year with an expiration date of January 31, 2011, and provides for annual performance reviews by the Board of Directors, at which time the Board of Directors may extend the agreement for an additional one-year period.  The agreements provide for an annual salary effective January 1, 2010, as follows:  Mr. Brooks $255,000, Mr. Caldwell - $293,964, Mr. Greenwalt - $284,200, Mr. Wright - $259,080 and Mrs. Tipton - $81,600.  These agreements are described in greater detail below.

The Salary Continuation Agreement for each of Messrs. Caldwell and Wright discussed above under “Pension Benefits” has a non-compete provision.  This non-compete provision would not apply following a change of control.  In the event of Termination of Employment (meaning that the executive ceases to be employed by Camco for any reason, voluntary or involuntary, other than by reason of a leave of absence approved by Camco), Camco shall not pay any benefits under the Salary Continuation Agreement if the executive engages in, becomes interested in, directly or indirectly, as a sole proprietor, as a partner in a partnership, or as a substantial shareholder in a corporation, or becomes associated with, in the capacity of employee, director, officer, principal, agent, or trustee, any enterprise conducted within a 50 mile radius of the location of any facility of which Camco conducts its business, which enterprise is, or may be deemed to be, competitive with any business carried on by Camco as of the date of termination of the executive’s employment or retirement.

The discussion and tables below reflect the estimated amount of compensation that each of the Named Executive Officers of Camco would be entitled to in the event of termination of such executive’s employment.  The amounts shown assume a termination date of December 31, 2009.  Amounts do not include compensation and benefits available to all of Camco’s general employees on a non-discriminatory basis.  “COC” refers to a change of control event, as defined by the agreement with each officer.  All agreements have been updated to be compliant with IRC Section 409A.  At the time of separation from service, if a Named Executive Officer is considered a specified employee as defined under IRC Section 409A, payments will start on the first day of the seventh month following separation from service.

Compensation and/or Benefits Payable Upon Termination	Early Termination	Camco Terminates Employment for Any Reason Other Than Just Cause & COC or Executive Terminates for Good Reason & COC (1)	Camco Terminates Employment for Any Reason Other Than Just Cause & COC or Executive Terminates for Good Reason & COC (2)	Voluntary Termination – After COC	Camco Terminates Employment for Reasons Other Than Just Cause, CIC, Death or Medically Diagnosable Condition	Camco Terminates Employment – Medically Diagnosable Condition	Camco Terminates Employment – Involuntary Termination	Death
James E. Huston
2.99 Times Base Amount	na	693,108	na	na	na	na	na	na
1.5 Times Base Amount	na	na	442,500	na	na	na	na	na
Health, Life & Disability Benefits (18 months)	na	1,373	1,373	na	1,373	na	na	na
2 Times Salary (24 months)	na	na	na	na	590,000	na	na	na
50% of Salary	na	na	na	na	na	147,500	na	na
Salary Continuation Benefit3	42,449	169,795	169,795	169,795	na	na	169,795	169,795
Value of Unvested Restricted Stock4	na	99,000	99,000	99,000	na	na	99,000	na
TOTAL	42,449	963,276	712,668	268,795	591,373	147,500	268,795	169,795

Early Termination (Mr. Huston)

Under the Salary Continuation Agreement, Mr. Huston is eligible for an early termination benefit.  Early termination is defined as the termination of employment before normal retirement age (65) for reasons other than termination for cause, involuntary termination, or termination following a change of control.  He will receive monthly payments starting the month following termination for 15 years.  The annual projected benefit under this plan is $4,000.

Camco Terminates Employment for Any Reason Other than Just Cause or Executive Terminates for Good Reason in Connection With or Within One Year of a COC (Mr. Huston)

(1) As specified in Mr. Huston’s employment agreement, if in connection with or within one year of a COC, Camco terminates his employment for any reason other than just cause, or if the executive terminates for good reason, he will receive two times the base amount as defined by IRC Section 280G within 30 days following termination.  An additional 0.99 times the base amount may be awarded at the Board’s discretion.  In the table, the maximum amount possible (2.99 times the base amount) is shown.  In addition, Mr. Huston will be entitled to the continuation of health, life and disability insurance benefits substantially equal to those being provided immediately prior to the COC at Camco’s expense until the earliest of i) 18 months or ii) the date Mr. Huston is eligible for another employer’s benefit plans as a full-time employee (we assume 18 months).  Per his employment agreement, his restricted stock and his Salary Continuation benefit is immediately vested in the event of a COC.  The annual projected benefit under the Salary Continuation Agreement is $20,000.  Per his employment agreement, compensation and benefits are only payable to the extent they would not create an excise tax under Section 280G.  In the table above, a reduced cash severance payment is shown to reflect the total payment allowed under his agreement.
(2) If a COC occurs prior to December 31, 2010 and the value of the total stock and cash consideration to be received in exchange for a share of common stock is less than $8.00, then the payment will be one times the base amount.  An additional 0.5 times the base amount may be awarded at the board’s discretion.  In the table, we show the maximum amount possible (1.5 times the base amount).  In addition, Mr. Huston will be entitled to the continuation of health, life and disability insurance benefits substantially equal to those being provided immediately prior to the COC at Camco’s expense until the earliest of i) 18 months or ii) the date Mr. Huston is eligible for another employer’s benefit plans as a full-time employee (18 months assumed).  Per his employment agreement, his restricted stock and his Salary Continuation benefit is immediately vested in event of a COC.  Per his employment agreement, compensation and benefits are only payable to the extent they would not create an excise tax under Section 280G.  Mr. Huston would receive the full change of control benefit, as the total payments would not trigger an excise tax under Section 280G.

3 The Salary Continuation Plan value under Early Termination is the present value of the benefit payment.  For all other termination scenarios, incremental values are shown (i.e., the difference between the present value of the benefit less the vested amount under Early Termination).
4 Includes the value of 50,000 shares of restricted stock multiplied by $1.98, the closing price of Camco stock on December 31, 2009.

Voluntary Termination – After COC (Mr. Huston)

As specified in his Salary Continuation Agreement, Mr. Huston will receive monthly payments starting the month following termination for 15 years.  The annual projected benefit under the plan is $20,000.  Per his employment agreement, his restricted stock is immediately vested in the event of a COC.

Camco Terminates Employment for Reasons Other than Just Cause, COC, Death, or Medically Diagnosable Condition (Mr. Huston)

As specified in Mr. Huston’s employment agreement, if Camco terminates his employment for reasons other than just cause, COC, death, or a medically diagnosable condition, he will receive a lump sum payment equal to his current salary for the number of months remaining in the employment term (24 months) within 90 days following termination.  In addition, Mr. Huston will be entitled to the continuation of health, life and disability insurance benefits substantially equal to those being provided at the date of termination at Camco’s expense until the earliest of i) 18 months, ii) the end of the employment term (24 months), or iii) the date Mr. Huston is eligible for another employer’s benefit plans as a full-time employee (we assume 18 months).

Camco Terminates Employment for a Medically Diagnosable Condition (Mr. Huston)

As specified in Mr. Huston’s employment agreement, if Camco terminates his employment because of a medically diagnosable condition, he will receive a lump sum payment equal to 50% of his current annual salary within 90 days following termination.  At Mr. Huston’s expense, Camco shall provide health, life, and disability benefits substantially equal to those being provided at the date of termination until the earlier of i)18 months or ii) when he is employed full-time by another employer.

Camco Terminates Employment – Involuntary Termination (Mr. Huston)

As specified in his Salary Continuation Agreement, under involuntary termination, Mr. Huston will receive monthly payments starting the month following termination for 15 years.  The annual projected benefit under the plan is $20,000.  Per his employment agreement, his restricted stock is immediately vested in the event of involuntary termination.

Death (Mr. Huston)

Under his Salary Continuation Agreement, Mr. Huston’s beneficiary will receive monthly payments starting the month following death for 15 years.  The annual projected benefit under this plan is $20,000.

Compensation and/or Benefits Payable Upon Termination	Early Termination	Camco Terminates Employment for Any Reason Other Than Just Cause – Prior to or After COC & Voluntary Termination for Good Reason – After a COC	Voluntary Termination – After COC	Disability	Death
James E. Brooks
2 Times Annual Compensation & Health Insurance	na	250,000	na	na	na
TOTAL	0	250,000	0	0	0
David S. Caldwell
2 Times Annual Compensation & Health Insurance	na	301,571	na	na	na
Salary Continuation Benefit5	160,308	40,082	40,082	40,082	1,334,950
Split Dollar Life Insurance Death Benefit	na	na	na	--6	288,200
Intrinsic Value of Unvested Stock Options7	na	0	0	0	0

5 The Salary Continuation Plan value under Early Termination is the present value of the benefit payment.  For all other termination scenarios, incremental values are shown (i.e., the difference between the present value of the benefit less the vested amount under Early Termination).
6 Upon disability, after completing 15 years of service, the employee shall have the option to continue the split dollar life insurance policy.
7 All options outstanding on December 31, 2009 were underwater and had no intrinsic value.

TOTAL	160,308	341,653	40,082	40,082	1,623,150
Edward A. Wright
2 Times Annual Compensation & Health Insurance	na	254,000	na	na	na
Salary Continuation Benefit1	109,306	0	0	0	597,466
Split Dollar Life Insurance Death Benefit	na	na	na	--2	254,000
Intrinsic Value of Unvested Stock Options3	na	0	0	0	0
TOTAL	109,306	254,000	0	0	851,466
Troy D. Greenwalt
2 Times Annual Compensation & Health Insurance	na	294,346	na	na	na
TOTAL	0	294,346	0	0	0
Kristina K. Tipton
1 Times Annual Compensation & Health Insurance	na	81,600	na	na	na
Intrinsic Value of Unvested Stock Options3	na	0	0	0	0
TOTAL	na	81,600	0	0	0

Early Termination

Under the Salary Continuation Agreements, Messrs. Caldwell and Wright are eligible for an early termination benefit.  Early termination is defined as the termination of employment (voluntary or involuntary) before normal retirement age (65) for reasons other than death, disability, termination for cause, or following a change of control.  They will receive monthly payments starting the month following termination for 15 years.  The annual projected benefit under this plan is $15,106 for Mr. Caldwell and $10,300 for Mr. Wright.

Camco Terminates Employment for Any Reason Other Than Just Cause – Prior to or After COC & Voluntary Termination for Good Reason – After COC

As specified in the change of control agreements for Messrs. Brooks, Caldwell, Wright, and Greenwalt and Ms. Tipton, if the officer is terminated by Camco for any reason other than just cause, within six months prior to a change of control, or within one year after a change of control, Camco will pay (1) the officer an amount equal to two times annual compensation (one times for Ms. Tipton) and (2) the premiums required to maintain coverage under the health insurance plan in which the officer is a participant immediately prior to the change of control until the earlier of (i) the second anniversary of the termination (first anniversary of the termination for Ms. Tipton) or (ii) the date the officer is included in another employer’s benefit plans.  Camco defines annual compensation as base salary.  The officer will also be entitled to payments if he/she voluntarily terminates his/her employment within twelve months following a change of control under the general definition of good reason, which is defined in the agreements as:  (1) the capacity or circumstances in which the officer is employed are changed (including, without limitation, a reduction in responsibilities or authority, or a reduction in salary); (2) the officer is required to move his personal residence, or perform his principal executive functions, more than thirty-five miles from his primary office as of the date of the agreement; or (3) Camco otherwise breaches the agreement.  Payments shown in the table above are reduced to the maximum amount which may be paid under Section 280G without triggering excise taxes (if applicable).  As specified in the Salary Continuation Agreements, benefits are only payable to the extent they would not create an excise tax under Section 280G.  Mr. Caldwell and Mr. Wright would receive their full change of control benefit, as these benefits would not trigger an excise tax under Section 280G.  The annual projected benefit under this plan is $18,883 for Mr. Caldwell and $10,300 for Mr. Wright.  Stock options granted under the Camco Financial Corporation 2002 Equity Incentive Plan accelerate and become immediately exercisable in the event of a change in control.  The Named Executive Officers’ unvested stock options currently do not have any intrinsic value (because the grant price is greater than the December 31, 2009 stock price).

Voluntary Termination – After COC

As specified in the Salary Continuation Agreements, Messrs. Caldwell and Wright will receive monthly payments starting the month following termination for 15 years.  The annual projected benefit under the plan is $18,883 for Mr. Caldwell and $10,300 for Mr. Wright.  The benefit is only payable up to the amount that would trigger an excise tax under Section 280G.

Disability

Under the Salary Continuation Agreements, Messrs. Caldwell and Wright will receive monthly payments starting the month following termination for 15 years.  The annual projected benefit under this plan is $18,883 for Mr. Caldwell and $10,300 for Mr. Wright.  Stock options granted under the Camco Financial Corporation 2002 Equity Incentive Plan accelerate and become immediately exercisable upon termination as a result of disability.  In the event of termination for reason of disability, after completing 15 years of service, Messrs. Caldwell and Wright have the option to continue their split dollar life insurance policies.

Death

Under the Salary Continuation Agreements, Messrs. Caldwell and Wright’s beneficiaries will receive monthly payments starting the month following death for 15 years.  The annual projected benefit under this plan is $140,900 for Mr. Caldwell and $66,600 for Mr. Wright.  Stock options granted under the Camco Financial Corporation 2002 Equity Incentive Plan accelerate and become immediately exercisable upon death.  Mr. Caldwell and Mr. Wright’s beneficiaries will receive the death benefits from the split dollar life insurance policies.

Termination For Cause

If Camco terminates any of the Named Executive Officers for Cause, Camco shall have no obligations to the executive after the date of termination.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table details beneficial owners of more than 5% of Camco’s common stock on the Voting Record Date:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Ryan Heslop Ariel Warszawski Firefly Value Partners, LP FVPGP, LLC Firefly Management Company GP, LLC FVP Master Fund, L.P. FVP US-Q, LP c/o dms Corporate Services, Ltd. PO Box 1344 dms House 20 Genesis Close Grand Cayman, KY 1-1108 Cayman Islands(2)	713,088	9.90%
Tontine Capital Partners, L.P. Tontine Capital Management, L.L.C. Jeffrey L. Gendell 55 Railroad Avenue Greenwich, CT 06830(3)	508,344	7.05%

(1)	Based on 7,205,595 outstanding shares on the Voting Record Date.

(2)
Based on a Schedule 13G/A filed on January 21, 2010, Ryan Heslop, Ariel Warszawski, Firefly Value Partners, LP, FVPGP, LLC and Firefly Management Company reported shared voting power and dispositive power with FVP Master Fund, L.P. for 364,103 shares and shared voting power and dispositive power with FVP US-Q, LP for 348,945 shares.

(3)	Based on a Schedule 13G/A filed on February 10, 2010, this group reported shared voting power and shared dispositive power over all 508,344 shares.

The following table sets forth certain information regarding the number of shares of common stock of Camco beneficially owned by each incumbent director and nominee of Camco and by all directors and executive officers of Camco as a group as of the Voting Record Date:

Name and address(1)	Sole voting and investment power(2)	Shared voting and/or investment power	Percentage of shares outstanding
James E. Huston	159,695	200	2.19%
Kristina K. Tipton	8,399	-	*
Paul D. Leake(3)	45,323	24,063	*
David S. Caldwell	36,470	11,035	*
Edward D. Goodyear	16,137	18,000	*
Troy D. Greenwalt	5,471	-	*
Jeffrey T. Tucker(4)	21,551	9,048	*
Terry A. Feick	5,742	17,471	*
James E. Brooks	8,384	-	*
Edward A. Wright	37,054	3,939	*
Carson K. Miller	7,441	7,169	*
Douglas F. Mock	5,000	12,772	*
J. Timothy Young	942	5,589	*
Andrew S. Dix	8,533	-	*
All directors and executive officers as a group (15 persons)	359,039	117,819	6.62%

*	Less than 1% of the outstanding shares.
(1)	Each of the persons listed in this table may be contacted at the address of Camco, 814 Wheeling Avenue, Cambridge, Ohio 43725.
(2)
Includes the following number of shares that may be acquired upon the exercise of options:  Mr. Brooks - 8,384; Mr. Caldwell – 23,954; Mr. Feick – 5,742; Mr. Greenwalt – 1,669; Mr. Huston – 107,908; Mr. Leake – 5,742; Mr. Miller –5,742; Ms. Tipton – 6,250; Mr. Tucker – 5,742; Mr. Wright 15,649; and Mr. Young – 742.

(3)	Mr. Leake has pledged 25,199 shares of Camco stock as security for a loan from a lender not affiliated with Camco.
(4)	Includes 4,006 shares in a revocable trust that Mr. Tucker has investment authority over. Mr. Tucker disclaims pecuniary beneficial interest in these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Camco’s executive officers and directors, and persons who own more than ten percent of Camco’s common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and to provide Camco with a copy of such form.  Based on Camco’s review of the copies of such forms it has received, Camco believes that its executive officers and directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2009, except that Mr. Greenwalt filed one late Form 4 reporting three transactions, one late Form 4 reporting two transactions and one late Form 3; and each of Messrs. Goodyear, Young, Mock, Dix, Tucker, Miller, Feick and Leake filed one late Form 4 reporting two transactions each.

RELATED PERSON TRANSACTIONS

Some of the directors and executive officers of Camco have banking relationships with Advantage Bank.  All loans made to directors and executive officers (i) were made in the ordinary course of business; (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Camco; and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.

The Board of Directors review all related party transactions. All loans to directors and executive officers are approved by a majority of the independent directors even though such loans are not made on favorable terms. Camco does not make any commercial loans to directors or other executive officers. The Code of Ethics provides that if any director or executive officer has an interest in a transaction involving Camco, it must be reported to the Audit Committee. The Audit Committee will determine if a conflict exists and the disinterested directors will approve or disapprove the transaction.

PROPOSAL 2 - APPROVAL OF THE CAMCO FINANCIAL CORPORATION
2010 EQUITY PLAN

General

The Board of Directors of Camco has adopted the 2010 Equity Plan.  The 2010 Equity Plan must be approved by the affirmative vote of the holders of a majority of the shares of Camco represented in person or by proxy at the Annual Meeting.  The Board of Directors of Camco recommends that the stockholders of Camco approve the 2010 Equity Plan.

The following is a summary of the terms of the 2010 Equity Plan and is qualified in its entirety by reference to the full text of the 2010 Equity Plan, a copy of which is attached as Exhibit A.

The purpose of the 2010 Equity Plan is to promote our long-term financial success and increase stockholder value by motivating performance through incentive compensation. The 2010 Equity Plan is intended to encourage participants to acquire ownership interests in Camco, attract and retain talented employees, directors and consultants and enable participants to participate in our long-term growth and financial success. The 2010 Equity Plan serves these purposes by making equity- and cash-based awards (“Awards”) available for grant to eligible participants in the form of:

•	nonqualified stock options to purchase Common Shares (“NQSOs”);
•	incentive stock options to purchase Common Shares (“ISOs” and, together with NQSOs, “Options”);
•	stock appreciation rights (“SARs”);
•	restricted Common Shares (“Restricted Stock”);
•	other stock-based Awards – Awards that are valued in whole or in part by reference to, or otherwise based on, the fair market value of the Common Shares (“Other Stock-Based Awards”); and
•	awards based on the attainment of one or more performance criteria (“Performance-Based Awards”).

           If approved by the stockholders, the 2010 Equity Plan will replace our existing long-term incentive plan, the Camco Financial Corporation 2002 Equity Incentive Plan (the “Prior Plan”).  These available shares will be eliminated if the 2010 Equity Plan is approved.  Awards outstanding under the Prior Plan will remain in effect in accordance with their respective terms.  As of April 12, 2010, there were 31,246 Common Shares available for the grant of awards under the Prior Plan.

 Administration

           The Compensation Committee will administer the 2010 Equity Plan. The Compensation Committee will be comprised of at least two directors, each of whom will be a “non-employee” director (within the meaning of Rule 16b-3 under the Exchange Act).

           In its capacity as plan administrator, the Compensation Committee will determine which participants will be granted Awards, the type of each Award granted and the terms and conditions of each Award. The Compensation Committee will also have full power and authority to (1) establish, amend and rescind rules and regulations relating to the 2010 Equity Plan, (2) interpret the 2010 Equity Plan and all related award agreements and (3) make any other determinations that it deems necessary or desirable for the administration of the 2010 Equity Plan. Any action taken by the Compensation Committee will be final, binding and conclusive on all parties.

           With respect to each Award granted under the 2010 Equity Plan, we will enter into a written or electronic award agreement with the participant which describes the terms and conditions of the Award, including (1) the type of Award and when and how it may be exercised or earned, (2) any exercise price associated with the Award, (3) how the Award will or may be settled and (4) any other applicable terms and conditions affecting the Award.

Eligibility

           The Compensation Committee may select any (1) employees of Camco and its affiliates, and (2) non-employee directors of Camco or its affiliates to receive Awards under the 2010 Equity Plan. As of April 9, 2010, there were eight non-employee directors of Camco and approximately 250 employees of Camco and its affiliates.

Available Common Shares

           Subject to the adjustments discussed below, the aggregate number of Common Shares available for the grant of Awards under the 2010 Equity Plan will be 831,246. Common Shares issued under the 2010 Equity Plan may consist of (1) treasury shares, (2) authorized but unissued Common Shares not reserved for any other purpose or (3) Common Shares purchased by us or on our behalf in the open market for such purpose.

           Upon the grant of an Award, we will reduce the number of Common Shares available for issuance under the 2010 Equity Plan by an amount equal to the number of Common Shares subject to such Award.

           The following Common Shares may be awarded under the 2010 Equity Plan and do not count against the 831,246 share limit:

•
Common Shares covered by an Award granted under the 2010 Equity Plan or the Prior Plan that expires or is forfeited, cancelled, surrendered or otherwise terminated without the issuance of such Common Shares;

•	Common Shares covered by an Award granted under the 2010 Equity Plan that, by its terms, may be settled only in cash;

•
Common Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become eligible participants in the 2010 Equity Plan as the result of a merger, consolidation, acquisition or other corporate transaction involving such company and Camco or any of its affiliates; and

•	Common Shares returned to Camco pursuant to the terms of any clawback policy, provision or agreement.

           In the event of any Common Share dividend, Common Share split, recapitalization, merger, reorganization, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of Common Shares or any other change affecting the Common Shares, the Compensation Committee will make such substitutions and adjustments as it deems equitable and appropriate to (1) the number of Common Shares that it may issue under the 2010 Equity Plan, (2) any Common Share-based limits imposed under the 2010 Equity Plan and (3) the exercise price, number of Common Shares and other terms or limitations applicable to outstanding Awards.

           On April 9, 2010, the closing price of the Common Shares on Nasdaq was $2.60.

Types of Awards

           Options.  The Compensation Committee may grant Options at any time during the term of the 2010 Equity Plan in such number, and upon such terms and conditions, as it determines. The exercise price of any Option will be at least equal to the fair market value of the Common Shares (i.e., the closing price of the Common Shares on Nasdaq) on the date the Option is granted, and may be paid (1) in cash, (2) by tendering previously-acquired Common Shares, (3) by a cashless exercise and/or (4) through any other method approved by the Compensation Committee. The Compensation Committee will also determine the term of the option (which may not exceed ten years), the vesting terms and conditions and any other terms and conditions of the Option, all of which will be reflected in the related award agreement. The award agreement will specify whether the Option is intended to be an ISO or a NQSO. The Compensation Committee may grant all of the Common Shares available for issuance under the 2010 Equity Plan with respect to ISOs. However, the Compensation Committee may only grant ISOs to employees of Camco or its subsidiaries, and ISOs will be subject to certain additional restrictions, including without limitation compliance with the requirements of Section 422 of the Code.

           Stock Appreciation Rights. The Compensation Committee may grant SARs at any time during the term of the 2010 Equity Plan in such number, and upon such terms and conditions, as it determines. The exercise price of any SAR will be at least equal to the fair market value of the Common Shares on the date the SAR is granted. The Compensation Committee will also determine the term of the SAR (which may not exceed ten years), the vesting terms and conditions and any other terms and conditions of the SAR, all of which will be reflected in the related award agreement. Upon exercise of a SAR, a participant will be entitled to receive an amount equal to the difference between (1) the fair market value of a Common Share on the exercise date and (2) the exercise price per Common Share, multiplied by the number of Common Shares with respect to which the SAR is exercised. A SAR may be settled in Common Shares, cash or a combination thereof, as specified by the Compensation Committee in the related award agreement.

           Restricted Stock. The Compensation Committee may grant shares of Restricted Stock at any time during the term of the 2010 Equity Plan in such number, and upon such terms and conditions, as it determines. Restricted Stock consists of Common Shares that are issued to a participant but are subject to forfeiture based upon satisfaction of certain terms, conditions and restrictions which may include, without limitation, (1) a requirement that participants pay a purchase price for each share of Restricted Stock, (2) restrictions based on the achievement of specific performance goals, (3) time-based restrictions or (4) holding requirements or sale restrictions upon vesting. The Compensation Committee will determine the terms, conditions and restrictions applicable to each Restricted Stock Award, all of which will be reflected in the related award agreement.

During the period that the shares of Restricted Stock remain subject to forfeiture, (1) Camco may retain the certificates representing shares of Restricted Stock, (2) a participant may not sell or otherwise transfer the shares of Restricted Stock and (3) unless otherwise provided in the related award agreement, a participant will generally be entitled to exercise full voting rights and receive all dividends paid with respect to the shares of Restricted Stock (except that receipt of any such dividends will be subject to the same terms, conditions and restrictions as apply to the shares of Restricted Stock). At the end of the restriction period, (1) the participant will forfeit the shares of Restricted Stock if all terms, conditions and restrictions specified in the related award agreement have not been met, or (2) we will distribute the shares of Restricted Stock to the participant if all terms, conditions and restrictions specified in the related award agreement have been met.

           Other Stock-Based Awards. The Compensation Committee may grant Other Stock-Based Awards at any time during the term of the Equity Plan in such number, and upon such terms and conditions, as it determines. The Compensation Committee may grant Other Stock-Based Awards in such form as it determines, including, without limitation, (1) unrestricted Common Shares or (2) time-based or performance-based restricted stock units that are settled in Common Shares and/or cash. The award agreement relating to each Other Stock-Based Award will specify the terms and conditions upon which the Award will vest, the form of settlement (which may be cash, Common Shares or a combination thereof), whether the Award will include dividend equivalents and any other terms and conditions of the Award.

           Performance-Based Awards. Under the terms of the 2010 Equity Plan, the Compensation Committee may grant Cash Awards, Restricted Stock Awards and Other Stock-Based Awards subject to the attainment of such performance criteria as the Compensation Committee may determine from time to time during a specified performance period.

Termination of Employment or Service

           The Compensation Committee will determine the extent to which each Award granted under the Equity Plan will vest and the extent to which a participant will have the right to exercise and/or settle the Award in connection with a participant’s termination of employment or service. Such provisions, which will be reflected in the related award agreement, need not be uniform among all Awards and may reflect distinctions based on the reasons for termination.

Change of Control

           Except as otherwise provided in the related award agreement, in the event of a Change of Control (as such term is defined in the 2010 Equity Plan), the Compensation Committee may take such actions, if any, as it deems necessary or desirable with respect to any outstanding Award as of the date of the consummation of such Change of Control. Such actions may include, without limitation, (1) the acceleration of the vesting, settlement and/or exercisability of an Award, (2) the payment of a cash amount in exchange for the cancellation of an Award and/or (3) the issuance of substitute Awards that substantially preserve the value, rights and benefits of any Awards affected by the Change of Control.

Transferability

           Except as otherwise provided in a related award agreement, (1) a participant may not sell, transfer, pledge, assign or otherwise alienate or hypothecate an Award, except by will or the laws of descent and distribution and (2) during a participant’s lifetime, only the participant or his or her guardian or legal representative may exercise an Award.

No Rights as a Stockholder

           Except as otherwise provided in the 2010 Equity Plan or in a related award agreement, a participant will not have any rights as a stockholder with respect to Common Shares covered by an Award unless and until the participant becomes the record holder of such Common Shares.

Repricing

The 2010 Equity Plan expressly prohibits the Board or Compensation Committee from amending the terms of an outstanding Award to (1) reduce the exercise price of an outstanding Option or SAR or (2) cancel an outstanding Option or SAR in exchange for cash or other Awards (including Options or SARs) having an exercise price less than the exercise price of the original Option or SAR, without stockholder approval.

 Effective Date and Term

           The 2010 Equity Plan will become effective upon its approval by the stockholders and, unless earlier terminated, will continue until May 25, 2020 (except that the Compensation Committee may not grant any ISOs after April 12, 2020).

Amendment or Termination

           The Board or Compensation Committee may amend or terminate the 2010 Equity Plan at any time, except that no amendment or termination may be made without stockholder approval if (1) the amendment materially increases the benefits accruing to participants, (2) the amendment materially increases the aggregate number of Common Shares authorized for grant under the 2010 Equity Plan, (3) the amendment materially modifies the eligibility requirements for participation or (4) such approval is required by any law, regulation or stock exchange rule.

U.S. Federal Income Tax Consequences

           The following is a brief summary of the general U.S. federal income tax consequences relating to participation in the 2010 Equity Plan. This summary is based on U.S. federal tax laws and Treasury Regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of the U.S. federal income tax laws. In addition, this summary does not constitute tax advice or describe federal employment, state, local or foreign tax consequences. Each participant should consult with his or her tax advisor concerning the U.S. federal income tax and other tax consequences of participating in the 2010 Equity Plan.

           Incentive Stock Options. We intend for ISOs to qualify for special treatment available under Section 422 of the Code. A participant will not recognize taxable income when an ISO is granted and we will not receive a deduction at that time. A participant will not recognize ordinary income upon the exercise of an ISO provided that the participant was, without a break in service, an employee of Camco or a subsidiary during the period beginning on the grant date of the ISO and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant’s employment is terminated due to Disability).

           If the participant does not sell or otherwise dispose of the Common Shares acquired upon the exercise of an ISO within two years from the grant date of the ISO or within one year after the participant receives the Common Shares, then, upon disposition of such Common Shares, any amount realized in excess of the exercise price will be taxed to the participant as a capital gain, and we will not be entitled to a corresponding deduction. The participant generally will recognize a capital loss to the extent that the amount realized is less than the exercise price.

           If the foregoing holding period requirements are not met, the participant generally will recognize ordinary income at the time of the disposition of the Common Shares in an amount equal to the lesser of (1) the excess of the fair market value of the Common Shares on the date of exercise over the exercise price or (2) the excess, if any, of the amount realized upon disposition of the Common Shares over the exercise price, and we will be entitled to a corresponding deduction. Any amount realized in excess of the value of the Common Shares on the date of exercise will be capital gain. If the amount realized is less than the exercise price, the participant generally will recognize a capital loss equal to the excess of the exercise price over the amount realized upon the disposition of the Common Shares.

           The rules that generally apply to ISOs do not apply when calculating any alternative minimum tax liability. The rules affecting the application of the alternative minimum tax are complex, and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from ISOs.

           Nonqualified Stock Options.  A participant will not recognize any income when a NQSO is granted, and we will not receive a deduction at that time. However, when a NQSO is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the Common Shares that the participant purchased on the date of exercise over the exercise price. If a participant uses Common Shares or a combination of Common Shares and cash to pay the exercise price of a NQSO, the participant will recognize ordinary income equal to the value of the excess of the number of Common Shares that the participant purchases over the number of Common Shares that the participant surrenders, less any cash the participant uses to pay the exercise price. When a NQSO is exercised, we will be entitled to a deduction equal to the ordinary income that the participant recognizes.

           If the amount a participant receives upon disposition of the Common Shares that the participant acquired by exercising a NQSO is greater than the aggregate exercise price that the participant paid, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the Common Shares for more than one year after the participant acquired them by exercising the NQSO. Conversely, if the amount a participant receives upon disposition of the Common Shares that the participant acquired by exercising a NQSO is less than the aggregate exercise price the participant paid, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the Common Shares for more than one year after the participant acquired them by exercising the NQSO.

           Stock Appreciation Rights.  A participant will not recognize taxable income when a SAR is granted, and we will not receive a deduction at that time. When a SAR is exercised, a participant will recognize ordinary income equal to the excess of the cash and/or the fair market value of the Common Shares the participant receives over the aggregate exercise price of the SAR, if any, and we will be entitled to a corresponding deduction.

           If the amount a participant receives upon disposition of the Common Shares that the participant acquired by exercising a SAR is greater than the aggregate exercise price that the participant paid, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the Common Shares for more than one year after the participant acquired them by exercising the SAR. Conversely, if the amount a participant receives upon disposition of the Common Shares that the participant acquired by exercising a SAR is less than the aggregate exercise price that the participant paid, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the Common Shares for more than one year after the participant acquired them by exercising the SAR.

           Restricted Stock.  Unless a participant makes an election under Section 83(b) of the Code (a “Section 83(b) Election”), the participant generally will not recognize taxable income when Restricted Stock is granted, and we will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the Restricted Stock vests (i.e., when the underlying Common Shares are freely transferable or not subject to a substantial risk of forfeiture) equal to the fair market value of the Common Shares that the participant receives when the terms, conditions and restrictions have been met, less any consideration paid for the Restricted Stock, and we generally will be entitled to a deduction equal to the income that the participant recognizes.

           If the amount a participant receives upon disposition of these Common Shares is greater than the fair market value of the Common Shares when the Restricted Stock vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the Common Shares for more than one year after the Restricted Stock vested. Conversely, if the amount the participant receives upon disposition of these Common Shares is less than the fair market value of the Common Shares when the Restricted Stock vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the Common Shares for more than one year after the Restricted Stock vested.

           If a participant makes a Section 83(b) Election, the participant will recognize ordinary income on the grant date equal to the fair market value of the Common Shares subject to the Restricted Stock Award on the grant date, and we will be entitled to a deduction equal to the income that the participant recognizes at that time.

           However, the participant will not recognize income when (and if) the Restricted Stock vests. If a participant who has made a Section 83(b) Election earns the Common Shares subject to a Restricted Stock Award, any appreciation between the grant date and the date the participant disposes of the Common Shares will be treated as a long-term or short-term capital gain, depending on whether the participant held the Common Shares for more than one year after the grant date. Conversely, if the amount the participant receives upon disposition of these Common Shares is less than the fair market value of the Common Shares on the grant date, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the Common Shares for more than one year after the grant date. Also, if a participant forfeits his or her Restricted Stock, the participant cannot take a tax deduction in connection with the forfeiture of the Restricted Stock subject to a Section 83(b) Election.

           Other Stock-Based Awards; Performance-Based Awards. Generally, a participant will not recognize taxable income when an Other Stock-Based Award is granted, and we will not receive a deduction at that time. However, upon the settlement of an Other Stock-Based Award, the participant will recognize ordinary income equal to the cash and/or fair market value of the Common Shares that the participant receives, less the aggregate exercise price of the Other Stock-Based Award, if any. We generally will be entitled to a deduction equal to the income that the participant recognizes.

           If the participant receives Common Shares upon the settlement of an Other Stock-Based Award and the amount the participant receives upon disposition of the Common Shares acquired upon the settlement of the Other Stock-Based Award is greater than the fair market value of the Common Shares when they were issued to the participant, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the Common Shares for more than one year after they were issued. Conversely, if the amount the participant receives upon disposition of these Common Shares is less than the value of the Common Shares when they were issued, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the Common Shares for more than one year after they were issued.

           Section 409A. Section 409A of the Code imposes certain restrictions on amounts deferred under non-qualified deferred compensation plans and a 20% additional tax on amounts that are subject to, but do not comply with, Section 409A. Section 409A includes a broad definition of non-qualified deferred compensation plans, which includes certain types of equity incentive compensation. We intend for the Awards granted under the 2010 Equity Plan to comply with or be exempt from the requirements of Section 409A and the Treasury Regulations promulgated thereunder.

           Section 162(m).  Section 162(m) of the Code disallows a deduction for any compensation paid to certain “covered employees” during any year in excess of $1,000,000 unless the compensation constitutes “qualified performance-based compensation.”  Except for grants of ISOs, Awards under the 2010 Equity Plan are not intended to constitute qualified performance-based compensation under Section 162(m) of the Code.

New Plan Benefits

           All Awards granted under the 2010 Equity Plan will be at the discretion of the Compensation Committee and, in the case of Performance-Based Awards, dependent upon the Company’s future performance. As a result, the specific number and terms of Awards that (1) will be granted to participants or (2) would have been granted to participants during the 2009 fiscal year had the 2010 Equity Plan been in place, are not determinable.

The following table provides information as of December 31, 2009 with respect to the shares of Camco common stock that may be issued under Camco’s existing equity compensation plans.  As stated above, if approved by the stockholders, the 2010 Equity Plan will replace the Prior Plan.  Although awards outstanding under the Prior Plan will remain in effect in accordance with their respective terms, the number of securities available for future issuance as shown below will be eliminated.

Plan Category	Number of securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	260,833	$10.59	291,938

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2010 EQUITY PLAN.

AUDIT AND RISK MANAGEMENT COMMITTEE REPORT

The Audit and Risk Management Committee of the Board of Directors of Camco is comprised of three directors, all of whom are considered “independent” under Rule 5605(a)(2) of Nasdaq’s listing standards.  The committee is responsible for overseeing Camco’s accounting functions and controls, as well as selecting an accounting firm to audit Camco’s financial statements.  The committee has adopted a charter, which provides that the committee has the sole authority to select, compensate, oversee, evaluate and, where appropriate, replace Camco’s independent registered public accounting firm. Additionally, the charter requires the committee to review and approve in advance any audit and non-audit services to be provided by Camco’s independent registered public accounting firm, other than “prohibited non-auditing services.” The committee has the sole authority to make these approvals, although such approval has been delegated to the Chairman of the committee, Mr. Goodyear. Any actions taken by the chairman are subsequently presented to the committee for ratification. The committee approved all services provided by Plante Moran in 2009.

The Audit and Risk Management Committee has developed procedures for the receipt, retention and treatment of complaints received by Camco from stockholders regarding accounting, internal accounting controls, auditing or other matters and a process for receiving and investigating confidential, anonymous submission of concerns regarding questionable accounting, auditing or other matters by employees of Camco. These procedures are available on Camco’s website: www.camcofinancial.com.

The Audit and Risk Management Committee received and reviewed the report of Plante Moran regarding the results of their audit as well as the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.  The Audit and Risk Management Committee determined that the provision by Plante Moran of the services included in the table below under “All Other Fees” is compatible with maintaining Plante Moran’s independence.  The committee reviewed and discussed the audited financial statements with the management of Camco.  A representative of Plante Moran also discussed with the committee the independence of Plante Moran from Camco, as well as the matters required to be discussed by Statement of Auditing Standards No. 61, as may be amended from time to time.  Discussions between the committee and the representative of Plante Moran included the following:

•	Plante Moran’s responsibilities in accordance with standards of the Public Company Accounting Oversight Board;
•	The initial selection of, and whether there were any changes in, significant accounting policies or their application;
•	Management’s judgments and accounting estimates;
•	Whether there were any significant audit adjustments;
•	Whether there were any disagreements with management;
•	Whether there was any consultation with other accountants;

•	Whether there were any major issues discussed with management prior to Plante Moran’s retention;
•	Whether Plante Moran encountered any difficulties in performing the audit;
•	Plante Moran’s judgments about the quality of Camco’s accounting principles; and
•	Plante Moran’s responsibilities for information prepared by management that is included in documents containing audited financial statements.

Based on its review of the financial statements and its discussions with management and the representative of Plante Moran, the Audit and Risk Management Committee did not become aware of any material misstatements or omissions in the financial statements.  Accordingly, the Audit and Risk Management Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009.

Andrew S. Dix
Edward D. Goodyear
J. Timothy Young

PROPOSAL 3 – RATIFICATION OF SELECTION OF AUDITORS

The Audit and Risk Management Committee has selected Plante Moran as the independent registered public accounting firm for Camco for the 2010 fiscal year. The Board is requesting that the stockholders ratify this selection.  If the stockholders do not ratify the selection of Plante Moran, the selection of independent auditors may be reconsidered by the Audit Committee. The Audit and Risk Management Committee expects that a representative from Plante Moran will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires, and will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF AUDITORS.

AUDIT FEES

The aggregate fees billed by Plante Moran to Camco for the years ended December 31, 2009 and 2008, are as follows:

	2009	2008

Audit Fees	$222,525	$222,525
Audit Related Fees (1)	5,775	7,885
Tax Fees (2)	33,875	33,000
All Other Fees (3)	8,500	8,500
Total Fees	$270,675	$271,910

(1)
Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, such as addressing regulatory issues and internal audit questions.

(2)	Includes fees for tax compliance, tax planning, and tax advice that do not impair the independence of the auditor and that are consistent with the SEC’s rules on auditor independence.

(3)	These fees were incurred for the audit of Camco’s employee benefit plans.

PROPOSALS OF STOCKHOLDERS AND COMMUNICATION WITH THE BOARD

Any proposals of stockholders intended to be included in Camco’s proxy statement for the 2011 Annual Meeting of Stockholders (other than nominations for directors, as explained herein at “ELECTION OF DIRECTORS”) should be sent to Camco by certified mail and must be received by Camco not later than December 13, 2010.  In addition, if a stockholder intends to present a proposal at the 2011 Annual Meeting without including the proposal in the proxy materials related to the meeting, and if the proposal is not received by March 15, 2011, then the proxies designated by the Board of Directors of Camco for the 2011 Annual Meeting of Stockholders of Camco may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

Camco’s Board of Directors has adopted a formal process by which stockholders may communicate with the Board.  Stockholders who wish to communicate with the Board may do so by sending written communications directly to the attention of the Corporate Governance and Nominating Committee of Camco Financial Corporation at 814 Wheeling Avenue, Cambridge, Ohio, 43725.

Management knows of no other business which may be brought before the Annual Meeting.  It is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on any other matters which may be brought before the Annual Meeting.

YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED SELF-ADDRESSED POSTAGE PAID ENVELOPE OR VOTE OVER THE INTERNET OR BY TELEPHONE.

By Order of the Board of Directors

/s/ Sharon K. Chorey

April 12, 2010	Sharon K. Chorey, Asst. Corporate Secretary

Exhibit A

CAMCO FINANCIAL CORPORATION
2010 EQUITY PLAN

The purpose of the Plan is to promote the Company’s long-term financial success and increase shareholder value by motivating performance through incentive compensation. The Plan also is intended to encourage Participants to acquire ownership interests in the Company, attract and retain talented employees and directors and enable Participants to participate in the Company’s long-term growth and financial success.

ARTICLE I
DEFINITIONS

When used in the Plan, the following capitalized words, terms and phrases shall have the meanings set forth in this Article I.  For purposes of the Plan, the form of any word, term or phrase shall include any and all of its other forms.

1.1          “Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

1.2          “Affiliate” shall mean any entity with whom the Company would be considered a single employer under Section 414(b) or (c) of the Code, but modified as permitted under Treasury Regulations promulgated under any Code section relevant to the purpose for which the definition is applied.

1.3          “Award” shall mean any Nonqualified Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Stock, Performance Based Award, or Other Stock-Based Award granted pursuant to the Plan.

1.4          “Award Agreement” shall mean any written or electronic agreement between the Company and a Participant that describes the terms and conditions of an Award.  If there is a conflict between the terms of the Plan and the terms of an Award Agreement, the terms of the Plan shall govern.

1.5          “Board” shall mean the Board of Directors of the Company.

1.6          “Cause” shall mean, unless otherwise provided in the related Award Agreement or in any employment agreement between the Participant and the Company or any Affiliate or in any other agreement between the Participant and the Company or any Affiliate (but only within the context of the events contemplated by the employment agreement or other agreement, as applicable), a Participant’s: (a) willful and continued failure to substantially perform assigned duties; (b) gross misconduct; (c) breach of any term of any agreement with the Company or any Affiliate, including the Plan and any Award Agreement; (d) conviction of (or plea of no contest or nolo contendere to) (i) a felony or a misdemeanor that originally was charged as a felony but which was subsequently reduced to a misdemeanor through negotiation with the charging entity or (ii) a crime, other than a felony, which involves a breach of trust or fiduciary duty owed to the Company or any Affiliate; or (e) violation of the Company’s code of conduct or any other policy of the Company or any Affiliate that applies to the Participant.  Notwithstanding the foregoing, Cause will not arise solely because the Participant is absent from active employment during periods of vacation, consistent with the Company’s applicable vacation policy, or other period of absence approved by the Company.

1.7          “Change in Control” shall mean, unless otherwise provided in any employment agreement between the Participant and the Company or any Affiliate or in any other agreement between the Participant and the Company or any Affiliate (but only within the context of events contemplated by the employment agreement or other agreement, as applicable), the occurrence of any of the following:

(a)           the members of the Board on the effective date of this Plan (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board; provided however, that any individual becoming a director after the effective date of this Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the then Incumbent Directors shall also be treated as an Incumbent Director, but excluding any individual whose initial assumption of office occurs as a result of a proxy contest or any agreement arising out of an actual or threatened proxy contest;

(b)           the acquisition by any person or group (within the meaning of Sections 13(d) and 14(d)(2) of the Act), other than the Company, any Subsidiary or any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act), directly or indirectly, of thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors of the Company; provided, however, that the provisions of this paragraph (b) shall not include the acquisition of voting securities by any entity or person with respect to which that acquirer has filed SEC Schedule 13G (or any successor form or filing) indicating that the voting securities were not acquired and are not held for the purpose of or with the effect of changing or influencing, directly or indirectly, the Company’s management or policies, unless and until that entity or person indicates that its intent has changed by filing SEC Schedule 13D (or any successor form or filing);

(c)           the consummation of a merger, consolidation or other business combination of the Company with or into another entity, or the acquisition by the Company of assets or shares or equity interests of another entity, as a result of which the stockholders of the Company immediately prior to such merger, consolidation, other business combination or acquisition, do not, immediately thereafter, beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such merger, consolidation or other business combination or the Company;

(d)           the sale or other disposition of all or substantially all of the assets of the Company; or

(e)           the liquidation or dissolution of the Company.

Notwithstanding the foregoing, with respect to the payment, exercise or settlement of any Award that is subject to Section 409A of the Code (and for which no exception applies), a Change in Control shall be deemed not to have occurred unless the events or circumstances constituting a Change in Control also constitute a “change in control event” within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder.

1.8          “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

1.9          “Committee” shall mean the Compensation Committee of the Board, which will be comprised of at least two (2) directors, each of whom is an “outside director,” within the meaning of Section 162(m) of the Code and the Treasury Regulations promulgated thereunder, and a “non-employee” director within the meaning of Rule 16b-3 under the Act.

1.10          “Company” shall mean Camco Financial Corporation, a Delaware corporation, and any successor thereto.

1.11          “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m) of the Code and the Treasury Regulations promulgated thereunder.

1.12          “Director” shall mean a person who is a member of the Board, excluding any member who is an Employee.

1.13          “Disability” shall mean:

(a)	with respect to an Incentive Stock Option, “disability” as defined in Section 22(e)(3) of the Code;

(b)           with respect to the payment, exercise or settlement of any Award that is (or becomes) subject to Section 409A of the Code (and for which no exception applies), (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees of the Participant’s employer, or (iii) the Participant is determined to be totally disabled by the Social Security Administration or Railroad Retirement Board; and

(c)           with respect to a Participant’s right to exercise or receive settlement of any Award or with respect to the payment, exercise or settlement of any Award not described in subsection (a) or (b) of this definition, a Participant’s inability (established by an independent physician selected by the Committee and reasonably acceptable to the Participant or to the Participant’s legal representative) due to illness, accident or otherwise to perform his or her duties, which is expected to be permanent or for an indefinite duration longer than twelve (12) months.

1.14          “Employee” shall mean any person who is a common law employee of the Company or any Affiliate.  A person who is classified as other than a common-law employee but who is subsequently reclassified as a common law employee of the Company or any Affiliate for any reason and on any basis shall be treated as a common law employee only from the date that reclassification occurs and shall not retroactively be reclassified as an Employee for any purpose under the Plan.

1.15          “Fair Market Value” shall mean the value of one Share on any relevant date, determined under the following rules:

(a)           If the Shares are traded on an exchange, the reported “closing price” on the relevant date if it is a trading day, otherwise on the next trading day;

(b)           If the Shares are traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date if it is a trading day, otherwise on the next trading day; or

(c)           If neither (a) nor (b) applies, (i) with respect to Options, Stock Appreciation Rights and any Award that is subject to Section 409A of the Code, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder, and (ii) with respect to all other Awards, the fair market value as determined by the Committee in good faith.

1.16          “Incentive Stock Option” shall mean an Option that is intended to meet the requirements of Section 422 of the Code.

1.17          “Nonqualified Stock Option” shall mean an Option that is not intended to be an Incentive Stock Option.

1.18          “Option” shall mean an option to purchase Shares which is granted pursuant to Article V of the Plan.  An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

1.19          “Other Stock-Based Award” shall mean an Award granted pursuant to Article VIII of the Plan.

1.20          “Participant” shall mean an Employee or Director who is granted an Award under the Plan.

1.21          “Performance-Based Award” shall mean an Award described in Article IX of the Plan.

1.22          “Performance Criteria” shall mean any performance criteria determined by the Committee in its sole discretion.

1.23          “Plan” shall mean the Camco Financial Corporation 2010 Equity Plan, as set forth herein and as may be amended from time to time.

1.24          “Preexisting Plan” means the Camco Financial Corporation 2002 Equity Incentive Plan.

1.25          “Restricted Stock” shall mean an Award granted pursuant to Article VII of the Plan through which a Participant is issued Shares which are subject to specified restrictions on vesting and transferability.

1.26          “Retirement” shall mean as provided in the related Award Agreement.

1.27          “Shares” shall mean the common shares, par value $1.00 per share, of the Company or any security of the Company issued in satisfaction, exchange or in place of these shares.

1.28          “Stock Appreciation Right” shall mean an Award granted pursuant to Article VI of the Plan through which a Participant is given the right to receive the difference between the Fair Market Value of a Share on the date of grant and the Fair Market Value of a Share on the date of exercise of the Award.

1.29          “Subsidiary” shall mean: (a) with respect to an Incentive Stock Option, a “subsidiary corporation” as defined under Section 424(f) of the Code; and (b) for all other purposes under the Plan, any corporation or other entity in which the Company owns, directly or indirectly, a proprietary interest of more than fifty (50%) by reason of stock ownership or otherwise.

ARTICLE II
SHARES SUBJECT TO THE PLAN

2.1          Number of Shares Available for Awards.  Subject to this Article II, the aggregate number of Shares with respect to which Awards may be granted under the Plan shall be 831,246, all of which may be granted with respect to Incentive Stock Options. The Shares may consist, in whole or in part, of treasury Shares, authorized but unissued Shares not reserved for any other purpose or Shares purchased by the Company or an independent agent in either a private transaction or in the open market.  Subject to this Article II, the number of Shares available for issuance under the Plan shall be reduced by one (1) Share for each Share subject to a grant of an Award and any Shares underlying such an Award that become available for future grant under the Plan pursuant to Section 2.2 shall be added back to the Plan in an amount equal to the number of Shares subject to such an Award that become available for future grant under the Plan pursuant to Section 2.2.  Without limiting the foregoing, with respect to any Stock Appreciation Right that is settled in Shares, the full number of Shares subject to the Award shall count against the number of Shares available for Awards under the Plan regardless of the number of Shares used to settle the Stock Appreciation Right upon exercise.

2.2          Share Usage.  In addition to the number of Shares provided for in Section 2.1, the following Shares shall be available for Awards under the Plan: (a) Shares covered by an Award that expires or is forfeited, canceled, surrendered or otherwise terminated without the issuance of such Shares; (b) Shares covered by an Award that, by its terms, may be settled only in cash; (c) Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become Employees or Directors as the result of a merger, consolidation, acquisition or other corporate transaction involving such company and the Company or any of its Affiliates; (d) any Shares subject to outstanding awards under the Preexisting Plan as of the Effective Date that on or after the Effective Date cease for any reason to be subject to such awards other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and non-forfeitable Shares; and (e) any Shares from awards exercised for or settled in vested and nonforfeitable Shares that are later returned to the Company pursuant to any compensation recoupment policy, provision or agreement.

2.3          Adjustments.  In the event of any Share dividend, Share split, recapitalization (including payment of an extraordinary dividend), merger, reorganization, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of Shares or any other change affecting the Shares, the Committee shall make such substitutions and adjustments, if any, as it deems equitable and appropriate to: (a) the aggregate number of Shares that may be issued under the Plan; (b) any Share-based limits imposed under the Plan; and (c) the exercise price, number of Shares and other terms or limitations applicable to outstanding Awards.  Notwithstanding the foregoing, an adjustment pursuant to this Section 2.3 shall be made only to the extent such adjustment complies, to the extent applicable, with Section 409A of the Code.

ARTICLE III
ADMINISTRATION

3.1          In General.  The Plan shall be administered by the Committee.  The Committee shall have full power and authority to: (a) interpret the Plan and any Award Agreement; (b) establish, amend and rescind any rules and regulations relating to the Plan; (c) select Participants; (d) establish the terms and conditions of any Award consistent with the terms and conditions of the Plan; and (e) make any other determinations that it deems necessary or desirable for the administration of the Plan.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable.  Any decision of the Committee in the interpretation and administration of the Plan shall be made in the Committee’s sole and absolute discretion and shall be final, conclusive and binding on all persons.

3.2          Delegation of Duties.  In its sole discretion, the Committee may delegate any ministerial duties associated with the Plan to any person (including Employees) it deems appropriate; provided, however, that the Committee may not delegate (a) any duties that it is required to discharge to comply with Section 162(m) of the Code or any other applicable law; (b) its authority to grant Awards to any Participant who is subject to Section 16 of the Act; and (c) its authority under the Company’s equity award granting policy that may be in effect from time to time.

ARTICLE IV
ELIGIBILITY

Any Employee or Director selected by the Committee shall be eligible to be a Participant in the Plan; provided, however, that Incentive Stock Options shall only be granted to Employees who are employed by the Company or any of its Subsidiaries.

ARTICLE V
OPTIONS

5.1          Grant of Options.  Subject to the terms and conditions of the Plan, Options may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

5.2          Award Agreement.  Each Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Option, the number of Shares covered by the Option, the conditions upon which the Option shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.  The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3          Exercise Price.  The exercise price per Share of an Option shall be determined by the Committee at the time the Option is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price of any Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.

5.4          Term.  The term of an Option shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Option exceed ten (10) years from its date of grant.

5.5          Exercisability.  Options shall become exercisable at such times and upon such terms and conditions as shall be determined by the Committee and set forth in the related Award Agreement.  Such terms and conditions may include, without limitation, the satisfaction of (a) performance goals based on one (1) or more Performance Criteria; and (b) time-based vesting requirements.

5.6          Exercise of Options.  Except as otherwise provided in the Plan or in a related Award Agreement, an Option may be exercised for all or any portion of the Shares for which it is then exercisable.  An Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Committee which sets forth the number of Shares with respect to which the Option is to be exercised and full payment of the exercise price for such Shares.  The exercise price of an Option may be paid: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price; provided that such Shares had been held for at least six (6) months or such other period required to obtain favorable accounting treatment; (c) by a cashless exercise (including by withholding Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by applicable law); (d) by a combination of the methods described in clauses (a), (b) and/or (c); or (e) though any other method approved by the Committee in its sole discretion.  As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Shares to be issued to the Participant.

5.7          Special Rules Applicable to Incentive Stock Options.  Notwithstanding any other provision in the Plan to the contrary:

(a)           The terms and conditions of Incentive Stock Options shall be subject to and comply with the requirements of Section 422 of the Code.

(b)           The aggregate Fair Market Value of the Shares (determined as of the date of grant) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) may not be greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code.

(c)           No Incentive Stock Option shall be granted to any Participant who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the exercise price of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the date the Incentive Stock Option is granted and (ii) the date on which such Incentive Stock Option will expire is not later than five (5) years from the date the Incentive Stock Option is granted.

ARTICLE VI
STOCK APPRECIATION RIGHTS

6.1          Grant of Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

6.2          Award Agreement.  Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the number of Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

6.3          Exercise Price.  The exercise price per Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price of any Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.

6.4          Term.  The term of a Stock Appreciation Right shall be determined by the Committee and set forth in the related Award Agreement; provided however, that in no event shall the term of any Stock Appreciation Right exceed ten (10) years from its date of grant.

6.5          Exercisability of Stock Appreciation Rights.  A Stock Appreciation Right shall become exercisable at such times and upon such terms and conditions as may be determined by the Committee and set forth in the related Award Agreement.  Such terms and conditions may include, without limitation, the satisfaction of (a) performance goals based on one (1) or more Performance Criteria; and (b) time-based vesting requirements.

6.6          Exercise of Stock Appreciation Rights.  Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable.  A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Committee which sets forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised.  Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to (a) the excess of (i) the Fair Market Value of a Share on the exercise date over (ii) the exercise price per Share, multiplied by (b) the number of Shares with respect to which the Stock Appreciation Right is exercised.  A Stock Appreciation Right may be settled in full Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

ARTICLE VII
RESTRICTED STOCK

7.1          Grant of Restricted Stock.  Subject to the terms and conditions of the Plan, Shares of Restricted Stock may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

7.2          Award Agreement.  Each Restricted Stock Award shall be evidenced by an Award Agreement that shall specify the number of Shares of Restricted Stock, the restricted period(s) applicable to the Shares of Restricted Stock, the conditions upon which the restrictions on the Shares of Restricted Stock will lapse and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

7.3          Terms, Conditions and Restrictions.

(a)           The Committee shall impose such other terms, conditions and/or restrictions on any Shares of Restricted Stock as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Share of Restricted Stock, restrictions based on the achievement of specific performance goals (which may be based on one (1) or more of the Performance Criteria), time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock.

(b)           To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all terms, conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

(c)           Unless otherwise provided in the related Award Agreement or required by applicable law, the restrictions imposed on Shares of Restricted Stock shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.

7.4          Rights Associated with Restricted Stock during Restricted Period.  During any restricted period applicable to Shares of Restricted Stock:

(a)           Such Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.

(b)           Unless otherwise provided in the related Award Agreement, (i) the Participant shall be entitled to exercise full voting rights associated with such Shares of Restricted Stock and (ii) the Participant shall be entitled to all dividends and other distributions paid with respect to such Shares of Restricted Stock during the restricted period; provided, however, that receipt of any such dividends or other distributions will be subject to the same terms and conditions as the Shares of Restricted Stock with respect to which they are paid.

ARTICLE VIII
OTHER STOCK-BASED AWARDS

 8.1          Grant of Other Stock-Based Awards.  Subject to the terms and conditions of the Plan, Other Stock-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.  Other Stock-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, the Shares, and shall be in such form as the Committee shall determine, including without limitation, (a) unrestricted Shares or (b) time-based or performance-based restricted stock units that are settled in Shares and/or cash.

8.2          Award Agreement.  Each Other Stock-Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions upon which the Other Stock-Based Award shall become vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

8.3          Form of Settlement.  An Other Stock-Based Award may be settled in full Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

8.4      Dividend Equivalents.  Awards of Other Stock-Based Awards may provide the Participant with dividend equivalents, as determined by the Committee in its sole discretion and set forth in the related Award Agreement.

ARTICLE IX
PERFORMANCE-BASED AWARDS

Subject to the terms and conditions of the Plan, Performance-Based Awards may be granted to Participants in such amounts and upon such other terms and conditions as shall be determined by the Committee in its sole discretion.  Each Performance-Based Award shall be evidenced by an Award Agreement that shall specify the payment amount or payment range, the time and method of settlement and other terms and conditions, as applicable, of such Award including, that the vesting and/or payment of the Award is subject to the attainment of one (1) or more Performance Criteria during a performance period established by the Committee.

ARTICLE X
TERMINATION OF EMPLOYMENT OR SERVICE

With respect to each Award granted under the Plan, the Committee shall, subject to the terms and conditions of the Plan, determine the extent to which the Award shall vest and the extent to which the Participant shall have the right to exercise and/or receive settlement of the Award on or following the Participant’s termination of employment or services with the Company and/or any of its Affiliates.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the related Award Agreement, need not be uniform among all Awards granted under the Plan and may reflect distinctions based on the reasons for termination.

ARTICLE XI
CHANGE IN CONTROL

11.1               Effect of Change in Control.  Except as otherwise provided in the related Award Agreement, in the event of a Change in Control, the Committee, in its sole discretion, may take such actions, if any, as it deems necessary or desirable with respect to any Award that is outstanding as of the date of the consummation of the Change in Control.  Such actions may include, without limitation: (a) the acceleration of the vesting, settlement and/or exercisability of an Award; (b) the payment of a cash amount in exchange for the cancellation of an Award; and/or (c) the issuance of substitute Awards that substantially preserve the value, rights and benefits of any affected Awards.  Any action relating to an Award that is subject to Section 409A of the Code shall be consistent with the requirements thereof.

11.2               Golden Parachute Limitations.  Except as otherwise provided in any other written agreement between the Company or any Affiliate and a Participant, including any Award Agreement, if the sum of the amounts payable under the Plan and those provided under all other plans, programs or agreements between the Participant and the Company or any Affiliate constitutes a “parachute payment” as defined in Section 280G of the Code, the Company will reduce any payments to the minimum extent necessary to avoid the imposition of an excise tax under Section 4999 of the Code or a loss of deduction under Section 280G of the Code.  Any reduction pursuant to this Section 11.2 shall be made in compliance with Section 409A of the Code.

ARTICLE XII
AMENDMENT OR TERMINATION OF THE PLAN

12.1          In General.  The Board or the Committee may amend or terminate the Plan at any time; provided, however, that no amendment or termination shall be made without the approval of the Company’s stockholders to the extent that (a) the amendment materially increases the benefits accruing to Participants under the Plan, (b) the amendment materially increases the aggregate number of Shares authorized for grant under the Plan (excluding an increase in the number of Shares that may be issued under the Plan as a result of Section 2.3, (c) the amendment materially modifies the requirements as to eligibility for participation in the Plan, or (d) such approval is required by any law, regulation or stock exchange rule.

12.2          Repricing.  Except for adjustments made pursuant to Section 2.3 of the Plan, in no event may the Board or the Committee amend the terms of an outstanding Award to reduce the exercise price of an outstanding Option or Stock Appreciation Right or cancel an outstanding Option or Stock Appreciation Right in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Option or Stock Appreciation Right without shareholder approval.

ARTICLE XIII
TRANSFERABILITY

13.1          Except as described in Section 13.2 or as provided in a related Award Agreement, an Award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution and, during a Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative.  Notwithstanding any provision contained in this Article XIII, no Award may be transferred by a Participant for value or consideration.

13.2          Unless otherwise specifically designated by the Participant in writing, a Participant’s beneficiary under the Plan shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate.

ARTICLE XIV
MISCELLANEOUS

14.1          No Right to Continue Services or to Awards.  The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the employment or services of a Participant or interfere with or limit the right of the Company or any Affiliate to terminate the services of any Employee or Director at any time.  In addition, no Employee or Director shall have any right to be granted any Award, and there is no obligation for uniformity of treatment of Participants.  The terms and conditions of Awards and the Committee’s interpretations and determinations with respect thereto need not be the same with respect to each Participant.

14.2          Tax Withholding.

(a)           The Company or an Affiliate, as applicable, shall have the power and the right to deduct, withhold or collect any amount required by law or regulation to be withheld with respect to any taxable event arising with respect to an Award granted under the Plan.  This amount may, as determined by the Committee in its sole discretion, be (i) withheld from other amounts due to the Participant, (ii) withheld from the value of any Award being settled or any Shares being transferred in connection with the exercise or settlement of an Award or (iii) withheld from the vested portion of any Award (including the Shares transferable thereunder), whether or not being exercised or settled at the time the taxable event arises, or (iv) collected directly from the Participant.

(b)           Subject to the approval of the Committee, a Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Company or an Affiliate, as applicable, withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction; provided that such Shares would otherwise be distributable to the Participant at the time of the withholding and if such Shares are not otherwise distributable at the time of the withholding, provided that the Participant has a vested right to distribution of such Shares at such time.  All such elections shall be irrevocable and made in writing and shall be subject to any terms and conditions that the Committee, in its sole discretion, deems appropriate.

14.3          Requirements of Law.  The grant of Awards and the issuance of Shares shall be subject to all applicable laws, rules and regulations (including applicable federal and state securities laws) and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system.  Without limiting the foregoing, the Company shall have no obligation to issue Shares under the Plan prior to (a) receipt of any approvals from any governmental agencies or national securities exchange, market or quotation system that the Committee deems necessary and (b) completion of registration or other qualification of the Shares under any applicable federal or state law or ruling of any governmental agency that the Committee deems necessary.

14.4          Legends.  Certificates for Shares delivered under the Plan may be subject to such stock transfer orders and other restrictions that the Committee deems advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or other recognized market or quotation system upon which the Shares are then listed or traded, or any other applicable federal or state securities law.  The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this Section 14.4.

14.5          Uncertificated Shares.  To the extent that the Plan provides for the issuance of certificates to reflect the transfer of Shares, the transfer of Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

14.6          Governing Law.  The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of (other than laws governing conflicts of laws) the State of Ohio, except to the extent that the laws of the state in which the Company is incorporated are mandatorily applicable.

14.7          No Impact on Benefits.  Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.

14.8          Rights as a Shareholder.  Except as otherwise provided in the Plan or in a related Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by an Award unless and until the Participant becomes the record holder of such Shares.

14.9          Successors and Assigns.  The Plan shall be binding on all successors and assigns of the Company and each Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

14.10          Section 409A of the Code.

(a)            Awards granted pursuant to the Plan that are subject to Section 409A of the Code, or that are subject to Section 409A but for which an exception from Section 409A of the Code applies, are intended to comply with or be exempt from Section 409A of the Code and the Treasury Regulations promulgated thereunder, and the Plan shall be interpreted, administered and operated accordingly.

(b)            If a Participant is determined to be a “specified employee” (within the meaning of Section 409A of the Code and as determined under the Company’s policy for determining specified employees), the Participant shall not be entitled to payment or to distribution of any portion of an Award that is subject to Section 409A of the Code (and for which no exception applies) and is payable or distributable on account of the Participant’s “separation from service” (within the meaning of Section 409A of the Code) until the expiration of six (6) months from the date of such separation from service (or, if earlier, the Participant’s death).  Such Award, or portion thereof, shall be paid or distributed on the first (1st) business day of the seventh (7th) month following such separation from service.

(c)           Nothing in the Plan shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant, and none of the Company, its Affiliates, the Board or the Committee shall have any liability with respect to any failure to comply with the requirements of Section 409A of the Code.

14.11          Savings Clause.  In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE XV
EFFECTIVE DATE AND TERM OF THE PLAN

The effective date of the Plan is May 25, 2010.  No Incentive Stock Options shall be granted under the Plan after April 12, 2020 and no other Awards shall be granted under the Plan after the tenth anniversary of the effective date of the Plan or, if earlier, the date the Plan is terminated.  Notwithstanding the foregoing, the termination of the Plan shall not preclude the Company from complying with the terms of Awards outstanding on the date the Plan terminates.

REVOCABLE PROXY
Camco Financial Corporation
ANNUAL MEETING OF STOCKHOLDERS
May 25, 2010
3:00 p.m. Eastern Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder of record hereby appoints James E. Huston and Jeffrey T. Tucker, and either of them, with full power of substitution, as Proxies for the shareholder, to attend the Annual Meeting of the Stockholders of Camco Financial Corporation (the “Company”), to be held at the Cambridge Country Club, 60755 Southgate Road, Byesville, Ohio 43723, on May 25, 2010, at 3:00 p.m, Eastern Time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the stockholder is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the stockholder of record. If no direction is made, proxies solicited by the Board of Directors will be voted FOR all Proposals.

1.      The election of three directors.

2.Approval of the Camco Financial Corporation 2010 Equity Plan.

3.Ratification of Plante & Moran, PLLC as independent registered public accounting firm for the 2010 fiscal year.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED
POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA
THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

Ä           FOLD AND DETACH HERE            Ä

CAMCO FINANCIAL CORPORATION — ANNUAL MEETING, MAY 25, 2010

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:
http://www.cfpproxy.com/3852

You can vote in one of three ways:

1.	Call toll free 1-888-216-1322 on a Touch-Tone Phone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.
or

2.	Via the Internet at https://www.proxyvotenow.com/cafi and follow the instructions.
or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

3852

REVOCABLE PROXY
Camco Financial Corporation

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	Annual Meeting of Stockholders May 25, 2010
	For	Withhold All	For All Except		For	Against	Abstain
1. The election of three directors:	☐	☐	☐	2. Approval of the Camco Financial Corporation 2010 Equity Plan.	☐	☐	☐
Nominees: (01) Terry A. Feik (02) Edward D. Goodyear (03) J. Timothy Young				3. Ratification of Plante & Moran, PLLC as independent registered public accounting firm.	☐	☐	☐
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.				4. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments thereof
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED ABOVE AND FOR PROPOSALS 2 AND 3.
				Mark here if you plan to attend the meeting			☐
				Mark here for address change and note change			☐

Note: Please sign exactly as your name appears on this Proxy.
If signing for estates, trusts, corporations or partnerships, title or capacity should be stated.
 If shares are held jointly, each holder should sign.

Please be sure to date and sign this proxy card in the box below.	Date
Sign above

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL
Ã                                                                                                             Ã
PROXY VOTING INSTRUCTIONS
Shareholders of record have three ways to vote:
1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., May 25, 2010. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 25, 2010. 1-866-216-1322	Vote by Internet anytime prior to 3 a.m., May 25, 2010 go to https://www.proxyvotenow.com/cafi

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS:	http://www.cfpproxy.com/3852

Your vote is important!

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY CAMCO FINANCIAL CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CAMCO FINANCIAL CORPORATION		For	With- hold	For All Except
CAMCO FINANCIAL CORPORATION ANNUAL MEETING OF STOCKHOLDERS	1. The election of three directors:	☐	☐	☐
The undersigned stockholder of Camco Financial Corporation (“Camco”) hereby constitutes and appoints James E. Huston and Jeffrey T. Tucker, or either one of them, as the proxies of the undersigned with full power of substitution and resubstitution, to vote at the 2010 Annual Meeting of Stockholders of Camco to be held at The Cambridge Country Club, 60755 Southgate Road, Byesville, Ohio 43723, on May 25, 2010, at 3:00 p.m. Eastern Time (the “Annual Meeting”), all of the shares of Camco common stock which the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Proxy Statement:	Terry A. Feick Edward D. Goodyear J. Timothy Young INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.
		For	Against	Abstain
	2. Approval of the Camco Financial Corporation 2010 Equity Plan.	☐	☐	☐
	3. Ratification of Plante & Moran, PLLC as independent registered public accounting firm for the 2010 fiscal year.	☐	☐	☐
4. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED ABOVE AND FOR PROPOSALS 2 AND 3.

IMPORTANT: Please sign and date this Proxy below.

UNLESS THIS PROXY IS REVOKED, THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR SET FORTH ABOVE AND FOR PROPOSALS 2 AND 3. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE PERSONS NAMED ABOVE TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS A DIRECTOR IF A NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE ANNUAL MEETING.

At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

Please be sure to date and sign this proxy card in the box below.	Date
Sign above

Ç Detach above card, sign, date and mail in postage paid envelope provided. Ç

CAMCO FINANCIAL CORPORATION

All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the 2010 Annual Meeting of Stockholders of Camco and of the accompanying Proxy Statement is hereby acknowledged.

Please sign exactly as your name appears on your Stock Certificate(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.
NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE
AVAILABLE ON-LINE AT:

http://www.cfpproxy.com/3852

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